                          LOAN AND SECURITY AGREEMENT

                           Dated as of July 3, 1996

                                     Among

                       BANKAMERICA BUSINESS CREDIT, INC.

                                 as the Lender
                                 -------------

                                      and

                               TREND-LINES, INC.
                                POST TOOL, INC.


                               as the Borrowers
                               ----------------

                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                 PAGE
-------                                                                 ----

1. DEFINITIONS........................................................... 1
   Accounts.............................................................. 1
   Acount Debtor......................................................... 1
   Adjusted Tangible Net Worth........................................... 1
   Affiliate............................................................. 2
   Anniversary Date...................................................... 2
   Applicable Margin..................................................... 2
   Assigned Contracts.................................................... 2
   Availability.......................................................... 2
   Bank.................................................................. 3
   Borrower.............................................................. 3
   Borrowing............................................................. 3
   Borrowing Base........................................................ 3
   Business Day.......................................................... 3
   Capital Adequacy Regulation........................................... 3
   Capital Expenditures.................................................. 3
   Capital Lease......................................................... 3
   Closing Date.......................................................... 3
   Closing Fee........................................................... 4
   Code.................................................................. 4
   Collateral............................................................ 4
   Contaminant........................................................... 4
   Conversion/Continuation Date.......................................... 4
   Debt.................................................................. 4
   Distribution.......................................................... 4
   DOL................................................................... 4
   EBITDA................................................................ 4
   Eligible Inventory.................................................... 5
   Environmental Compliance Reserve...................................... 5
   Environmental Laws.................................................... 5
   Environmental Lien.................................................... 6
   Equipment............................................................. 6
   ERISA................................................................. 6
   ERISA Affiliate....................................................... 6
   ERISA Event........................................................... 6

                               TABLE OF CONTENTS
                               -----------------
                                   (cont'd)
SECTION                                                                 PAGE
-------                                                                 ----

   Event................................................................. 7
   Event of Default...................................................... 7
   Existing Debt......................................................... 7
   Facility Fee.......................................................... 7
   Financial Statements.................................................. 7
   Fiscal Year........................................................... 7
   Fixed Charges Ratio................................................... 7
   Funding Date.......................................................... 7
   GAAP.................................................................. 7
   Guaranty.............................................................. 7
   Intercompany Accounts................................................. 8
   Interest Adjustment Date.............................................. 8
   Interest Adjustment Period............................................ 8
   Interest Coverage Ratio............................................... 8
   Interest Period....................................................... 8
   Inventory............................................................. 8
   IRS................................................................... 9
   Latest Projections.................................................... 9
   Letter of Credit...................................................... 9
   Letter of Credit Fee.................................................. 9
   LIBOR Interest Payment Date........................................... 9
   LIBOR Interest Rate Determination Date................................ 9
   LIBOR Rate............................................................ 9
          Eurodollar Reserve Percentage.................................. 9
          LIBOR..........................................................10
   LIBOR Rate Loan.......................................................10
   LIBOR Revolving Loan..................................................10
   Lien..................................................................10
   Loan and Loans........................................................10
   Loan Documents........................................................10
   Mortgages.............................................................10
   Multiemployer Plan....................................................10
   Notice of Borrowing...................................................11
   Notice of Conversion/Continuation.....................................11
   Obligations...........................................................11
   Other Taxes...........................................................11
   Outstanding Credit....................................................11

                               TABLE OF CONTENTS
                               -----------------
                                   (cont'd)
SECTION                                                                 PAGE
-------                                                                 ----

   Participating Lender................................................. 11
   Payment Account...................................................... 11
   PBGC................................................................. 11
   Pending Loans........................................................ 12
   Pension Plan......................................................... 12
   Permitted Liens...................................................... 12
   Person............................................................... 13
   Plan................................................................. 13
   Premises............................................................. 13
   Prior Lender......................................................... 13
   Proceeds............................................................. 13
   Property............................................................. 13
   Proprietary Rights................................................... 13
   Public Authority..................................................... 13
   Receivables.......................................................... 14
   Reference Rate....................................................... 14
   Reference Rate Loans................................................. 14
   Reference Rate Revolving Loans....................................... 14
   Release.............................................................. 14
   Rental Reserve....................................................... 14
   Rental............................................................... 14
   Reportable Event..................................................... 14
   Requirement of Law................................................... 15
   Restricted Investment................................................ 15
   Reversions........................................................... 15
   Revolving Loans...................................................... 15
   Rolling Period....................................................... 15
   Security Interest.................................................... 15
   Solvent.............................................................. 15
   Stated Termination Date.............................................. 16
   Subfacility.......................................................... 16
   Subsidiary........................................................... 16
   Taxes................................................................ 16
   Total Facility....................................................... 16
   Trademark Security Agreements........................................ 16
   UCC.................................................................. 16
   Unused Line Amount................................................... 16

                               TABLE OF CONTENTS
                               -----------------
                                   (cont'd)
SECTION                                                                 PAGE
-------                                                                 ----

   Unused Line Fee...................................................... 16
   Accounting Terms..................................................... 16
   Other Terms.......................................................... 17

2. LOANS AND LETTERS OF CREDIT.......................................... 17
   2.1  Total Facility.................................................. 17
   2.2  Revolving Loans................................................. 17
   2.3  Letters of Credit............................................... 18

3. INTEREST AND OTHER CHARGES........................................... 22
    3.1  Interest....................................................... 22
    3.2  Conversion and Continuation Elections.......................... 23
    3.3  Maximum Interest Rate.......................................... 24
    3.4  Facility Fee................................................... 25
    3.5  [Intentionally Left Blank]..................................... 25
    3.6  [Intentionally Left Blank]..................................... 25
    3.7  Letter of Credit Fee........................................... 25

4. PAYMENTS AND PREPAYMENTS............................................. 25
   4.1  Revolving Loans................................................. 25
   4.2  [Intentionally Left Blank]...................................... 25
   4.3  [Intentionally Left Blank]...................................... 25
   4.4  [Intentionally Left Blank]...................................... 25
   4.5  Place and Form of Payments; Extension of Time................... 25
   4.6  Application and Reversal of Payments............................ 26
   4.7  INDEMNITY FOR RETURNED PAYMENTS................................. 26

5. LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS....................... 26

6. TAXES, YIELD PROTECTION AND ILLEGALITY............................... 27
   6.1  Taxes........................................................... 27
   6.2  Illegality...................................................... 28
   6.3  Increased Costs and Reduction of Return......................... 28
   6.4  Funding Losses.................................................. 29
   6.5  Inability to Determine Rates.................................... 29
   6.6  Survival........................................................ 29

                               TABLE OF CONTENTS
                               -----------------
                                   (cont'd)
SECTION                                                                 PAGE
-------                                                                 ----

7.  COLLATERAL.......................................................... 29
    7.1  Grant of Security Interest..................................... 29
    7.2  Perfection and Protection of Security Interest................. 30
    7.3  Location of Collateral......................................... 31
    7.4  Title to, Liens on, and Sale and Use of Collateral............. 31
    7.5  Appraisals..................................................... 32
    7.6  Access and Examination......................................... 32
    7.7  Insurance...................................................... 32
    7.8  Collateral Reporting........................................... 33
    7.9  [Intentionally Left Blank]..................................... 33
    7.10 Collection of Accounts; Payments............................... 33
    7.11 Inventory...................................................... 34
    7.12 Equipment...................................................... 35
    7.13 Assigned Contracts............................................. 35
    7.14 Documents, Instruments, and Chattel Paper...................... 36
    7.15 Right to Cure.................................................. 36
    7.16 Power of Attorney.............................................. 36
    7.17 Lender's Rights, Duties, and Liabilities....................... 37

8. BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.................... 37
   8.1  Books and Records............................................... 37
   8.2  Financial Information........................................... 37
   8.3  Notices to Lender............................................... 39

9. GENERAL WARRANTIES AND REPRESENTATIONS............................... 41
     9.1  Authorization, Validity, and Enforceability of this Agreement and the Loan Documents........................................ 41
     9.2  Validity and Priority of Security Interest.................... 41
     9.3  Organization and Qualification................................ 42
     9.4  Corporate Name; Prior Transactions............................ 42
     9.5  Subsidiaries and Affiliates................................... 42
     9.6  Financial Statements and Projections.......................... 42
     9.7  Capitalization................................................ 42
     9.8  Solvency...................................................... 43
     9.9  Debt.......................................................... 43
     9.10 Distributions................................................. 43

                               TABLE OF CONTENTS
                               -----------------
                                   (cont'd)
SECTION                                                                  PAGE
-------                                                                  ----

     9.11  Title to Property............................................. 43
     9.12  Adequate Assets............................................... 43
     9.13  Real Property; Leases......................................... 43
     9.14  Proprietary Rights............................................ 43
     9.15  Trade Names and Terms of Sale................................. 43
     9.16  Litigation.................................................... 44
     9.17  Restrictive Agreements........................................ 44
     9.18  Labor Disputes................................................ 44
     9.19  Environmental Laws............................................ 44
     9.20  No Violation of Law........................................... 45
     9.21  No Default.................................................... 45
     9.22  ERISA Compliance.............................................. 46
     9.23  Taxes......................................................... 46
     9.24  Use of Proceeds............................................... 46
     9.25  Private Offerings............................................. 47
     9.26  Broker's Fees................................................. 47
     9.27  No Material Adverse Change.................................... 47
     9.28  Disclosure.................................................... 47

10.  AFFIRMATIVE AND NEGATIVE COVENANTS.................................. 47
     10.1  Taxes and Other Obligations................................... 47
     10.2  Corporate Existence and Good Standing......................... 47
     10.3  Compliance with Law and Agreements............................ 48
     10.4  Maintenance of Property and Insurance......................... 48
     10.5  Environmental Laws............................................ 48
     10.6  ERISA......................................................... 48
     10.7  Mergers, Consolidations, Acquisitions, or Sales............... 48
     10.8  Distributions; Capital Changes................................ 49
     10.9  Transactions Affecting Collateral or Obligations.............. 49
     10.10 Guaranties.................................................... 49
     10.11 Debt.......................................................... 49
     10.12 Prepayment.................................................... 49
     10.13 Transactions with Affiliates.................................. 49
     10.14 [Intentionally Left Blank].................................... 49
     10.15 Business Conducted............................................ 49
     10.16 Liens......................................................... 49
     10.17 Sale and Leaseback Transactions............................... 50

                               TABLE OF CONTENTS
                               -----------------
                                   (cont'd)
SECTION                                                                 PAGE
-------                                                                 ----

     10.18 New Subsidiaries.............................................. 50
     10.19 Restricted Investments........................................ 50
     10.20 Capital Expenditures.......................................... 50
     10.21 [Intentionally Left Blank..................................... 50
     10.22 Interest Coverage Ratio....................................... 50
     10.23 Intentionally Left Blank...................................... 51
     10.24 Intentionally Left Blank...................................... 51
     10.25 Intentionally Left Blank...................................... 51
     10.26 Intentionally Left Blank...................................... 51
     10.27 Adjusted Tangible Net Worth................................... 51
     10.28 Buy-Back of Common Stock...................................... 52
     10.29 Post-Closing Matters.......................................... 52
     10.30 Further Assurances............................................ 52


11.  CLOSING; CONDITIONS TO CLOSING...................................... 53
     11.1  Conditions Precedent to Making of Loans on the Closing Date... 53
           Representations and Warranties; Covenants..................... 53
           Delivery of Document.......................................... 53
           [Intentionally Left Blank].................................... 53
           [Intentionally Left Blank..................................... 53
           Termination of Liens.......................................... 53
           [Intentionally Left Blank..................................... 53
           Environmental Compliance...................................... 53
           Payment of Fees and Expenses.................................. 53
           Required Approvals............................................ 54
           No Material Adverse Change.................................... 54
           Proceedings................................................... 54
           Excess Availability........................................... 54
           Release From Prior Lender..................................... 54
    11.2   Conditions Precedent to Each Loan............................. 54

12.  DEFAULT; REMEDIES................................................... 55
     12.1  Events of Default............................................. 55

13.  REMEDIES............................................................ 57

                               TABLE OF CONTENTS
                               -----------------
                                   (cont'd)
SECTION                                                                 PAGE
-------                                                                 ----


14.  TERM AND TERMINATION............................................... 58

15.  MISCELLANEOUS...................................................... 59
     15.1  Cumulative Remedies; No Prior Recourse to Collateral......... 59
     15.2  No Implied Waivers........................................... 59
     15.3  Severability................................................. 59
     15.4  Governing Law................................................ 59
     15.5  Consent to Jurisdiction and Venue; Service of Process........ 59
     15.6  Waiver of Jury Trial......................................... 60
     15.7  [Intentionally Left Blank]................................... 60
     15.8  Survival of Representations and Warranties................... 60
     15.9  Other Security and Guaranties................................ 60
     15.10 Fees and Expenses............................................ 60
     15.11 Notices...................................................... 61
     15.12 Indemnification.............................................. 62
     15.13 Waiver of Notices............................................ 63
     15.14 Binding Effect; Assignment................................... 63
     15.15 Modification................................................. 63
     15.16 Counterparts................................................. 64
     15.17 Captions..................................................... 64
     15.18 Right of Set-Off............................................. 64
     15.19 Participating Lender's Security Interests.................... 64

          LOAN AND SECURITY AGREEMENT, dated as of July 3, 1996, by and among BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation with offices at 40 East 52nd Street, New York, New York (the "Lender"), and TREND-LINES, INC., a
                                           ------
Massachusetts corporation with offices at 135 American Legion Highway, Revere, Massachusetts ("Trend-Lines"), and POST TOOL, INC., a Massachusetts corporation with offices at 135 American Legion Highway, Revere, Massachusetts ("Post Tool").


                                 W I T N E S S E T H
                                 - - - - - - - - - -

          WHEREAS, the Borrowers (as defined below) have requested the Lender to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $40,000,000, which extensions of credit the Borrowers will use to refinance certain debt outstanding under their existing revolving credit facility and for their working capital needs and general business purposes;

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Lender hereby agree as follows:

   I.     DEFINITIONS. As used herein:
          ------------

          "Accounts" means all of a Borrower's now owned or hereafter acquired
           --------
or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

          "Account Debtor" means each Person obligated in any way on or in
           --------------
connection with an Account.

          "Adjusted Tangible Assets" means all of Trend-Lines' assets on a
           ------------------------
consolidated basis except: (a) deferred assets, other than prepaid insurance and prepaid taxes; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) Restricted Investments; (d) unamortized debt discount and expense; (e) assets of Trend-Lines constituting Intercompany Accounts; and (f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

          "Adjusted Tangible Net Worth" means, at any date: (a) the book value
           ---------------------------
(after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a consolidated balance sheet of Trend-Lines at such date prepared in accordance with GAAP less (b) the amount at
                                                          ----
which Trend-Lines' consolidated liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the notes thereto.

          "Affiliate" means, with respect to either Borrower:  (a) a Person
           ---------
which, directly or indirectly, controls, is controlled by, or is under common control with, such Borrower; (b) a Person which beneficially owns or holds, directly or indirectly, ten percent or more of any class of voting stock of such Borrower; or (c) a Person in which five percent of any class of the voting stock is beneficially owned or held, directly or indirectly, by the Borrower. The term control (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

          "Anniversary Date" means each anniversary of the Closing Date.
           ----------------

          "Applicable Margin" means (i) with respect to Reference Rate Loans and
           -----------------
all other obligations (other than LIBOR Rate Loans), three-quarters of one percent (0.75%) and (ii) with respect to LIBOR Rate Loans, two and one-quarter percent (2.25%); provided, however, that, if for any Rolling Period the certificate referred to in Section 8.2(c) relating to such Rolling Period indicates that the Fixed Charges Ratio is equal to or more than 1.0:1.0, then the "Applicable Margin" for each type of Loan outstanding during the Interest Adjustment Period immediately following such Rolling Period (but only so long as no Event or Event of Default exists during such Interest Adjustment Period) shall be as set forth below:

                  Applicable Margin for     Applicable Margin
                   Reference Rate Loans    for LIBOR Rate Loans
                  -----------------------  ---------------------
                         0.5%                     2.0%


          "Assigned Contracts" means, collectively, all of the relevant
          --------------------
Borrower's rights and remedies under, and all moneys and claims for money due or to become due to such Borrower under, any material contracts and any and all amendments, supplements, extensions, and renewals thereof, including, without limitation, all rights and claims of such Borrower now or hereafter existing:
(a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with the foregoing agreements; (c) to all other amounts from time to time paid or payable under or in connection with the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.


          "Availability" means, at any time with respect to either Borrower:
           ------------

                 (a) the Subfacility of such Borrower at such time; minus
                                                                    -----

          (b) the sum of (i) the Outstanding Credit to such Borrower at such time, (ii) reserves for accrued interest on the Obligations of such Borrower,
(iii) the Environmental Compliance Reserve for such Borrower, (iv) the Rental Reserve for such Borrower and (v) all other reserves which the Lender deems necessary in the exercise of its reasonable credit judgment to maintain with respect to such Borrower's account, including, without limitation, reserves for any amounts which the Lender may be obligated to pay in the future for the account of such Borrower.

          "Bank" means Bank of America National Trust and Savings Association in
           ----
San Francisco, California.

          "Borrower" means either of Trend-Lines or Post Tool.
           --------

          "Borrowing" means a borrowing hereunder consisting of Revolving Loans
           ---------
made on the same day by the Lender to a Borrower.

          "Borrowing Base"  means, with respect to either Borrower, 55% of the
           --------------
value, at the lower of cost (on a first-in, first-out basis) or market, of all Eligible Inventory of such Borrower plus, without duplication, 50% of the
                                    ----
undrawn face amount of Letters of Credit issued or caused to be issued by the Lender for the account of such Borrower for the purchase of goods which will become Eligible Inventory.

          "Business Day"  means (a) any day that is not a Saturday, Sunday, or a
           ------------
day on which banks in New York, New York or San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
directive of any central bank or other Public Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Expenditures" means all payments due (whether or not paid)
           --------------------
during a Fiscal Year in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

          "Capital Lease" means any lease of Property by a Borrower that, in
           -------------
accordance with GAAP, should be reflected as a liability on the balance sheet of such Borrower.

          "Closing Date" means the date of this Agreement, being the date first
           ------------
above written.

          "Closing Fee" has the meaning specified in Section 3.5.
           -----------                               -----------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Collateral" has the meaning given to such term in Section 7.1
           ----------

          "Contaminant" means any waste, pollutant, hazardous substance, toxic
           -----------
substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or other substance or material, the handling, release, or possession of which is regulated to protect health, safety, or environment, or any constituent of any such substance or waste.

          "Conversion/Continuation Date" has the meaning given to such term in
           ----------------------------
Section 3.2(b).

          "Debt" means all liabilities, obligations and indebtedness of either
           ----
Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without limitation, (a) such Borrower's liabilities and obligations to trade creditors; (b) all Obligations; (c) all obligations and liabilities of any Person secured by any Lien on such Borrower's Property, even though such Borrower shall not have assumed or become liable for the payment thereof;

provided, however, that all such obligations and liabilities which are limited
--------  -------
in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by such Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such
                                          --------  -------
obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (e) all accrued pension fund and other employee benefit plan obligations and liabilities; (f) all obligations and liabilities under Guaranties; and (g) deferred taxes.


          "Distribution" means, in respect of any corporation:  (a) the payment
           ------------
or making of any dividend or other distribution of Property in respect of capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition of any capital stock of such corporation.

          "DOL" means the United States Department of Labor or any successor
           ---
department or agency.

          "EBITDA" means, with respect to any period of Trend-Lines and its
           ------
Subsidiaries, the sum of:

                 (i) the net income (or net loss) of Trend-Lines and its Subsidiaries (determined in accordance with GAAP) for such period, without giving effect to any GAAP extraordinary gains or extraordinary losses (including, without limitation, any store closing or restructuring expenses); plus (or minus)

                 (ii) to the extent that any of the items referred to in any of clauses (A) through (C) below were deducted or added in calculating such net income:

                 (A) interest expense of Trend-Lines and its Subsidiaries for such period;


                 (B) federal and state income tax expense of Trend-Lines and its
             Subsidiaries for such period; and

                 (C) the amount of all depreciation and amortization for such period.

          "Eligible Inventory" means, with respect to either Borrower, Inventory
           ------------------
of such Borrower, valued at the lower of cost (on a first-in, first-out basis) or market, that constitutes raw materials or first quality finished goods and that: (a) is owned by such Borrower and with respect to which such Borrower has good and marketable title; (b) is not, in the Lender's reasonable opinion, slow moving, excess, obsolete or unmerchantable; (c) is located at Premises owned or leased by a Borrower or on Premises otherwise reasonably acceptable to the Lender; (d) is subject to the Lender's first priority perfected security interest; (e) is not work-in-process, spare parts, packaging and shipping materials, supplies, bill-and-hold Inventory, returned or defective Inventory, or Inventory delivered to such Borrower on consignment; and (f) the Lender, in the exercise of its reasonable discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Lender may from time to time establish, provided, however, that the Lender shall give the Borrower at least 10 days' written notice prior to establishing such additional criteria and the reason(s) therefor. There shall in any event be excluded from Eligible Inventory (i) any goods returned by a Borrower's customers that are determined by such Borrower or the Lender to be unsalable in the ordinary course of business or held for return to vendors and (ii) goods in transit. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

          "Environmental Compliance Reserve" means all reserves which the Lender
           --------------------------------
from time to time establishes for amounts that are reasonably required to be expended in order for a Borrower and such Borrower's operations and Property to comply with Environmental Laws or in order to correct any violation by such Borrower or such Borrower's operations or Property of Environmental Laws.

          "Environmental Laws" means all federal, state and local laws, rules,
           ------------------
regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the relevant Borrower's business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., as amended; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C.
(S) 2601 et seq., as amended; the Clean Water Act, 33 U.S.C. (S) 466 et seq., as amended; the Clean Air Act, 42 U.S.C.

(S) 7401 et seq., as amended; state and federal lien and environmental cleanup programs; and U.S. Department of Transportation regulations.

          "Environmental Lien" means a Lien in favor of any Public Authority for
           ------------------
(a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environment.


          "Equipment" means all of each Borrower's now owned and hereafter
           ---------
acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Borrower and all of such Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) under common control with Trend-Lines within the meaning of
Section 414(b) or Section 414(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means, with respect to either Borrower, any ERISA
           -----------
Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001 (a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA;
(d) a complete or partial withdrawal by such Borrower or any ERISA Affiliate under Section 4203 or Section 4205 of ERISA from a Multiemployer Plan; (e) a notification that a Multiemployer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "Event" means any event or condition which, with notice, the passage
           -----
of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

          "Event of Default" has the meaning specified in Section 12.1.
           ----------------

          "Existing Debt" means all Debt owing under or in connection with the
           -------------
loan provided under the Amended and Restated Revolving Credit Agreement, dated as of March 1, 1996, between Trend-Lines and the Prior Lender.

          "Facility Fee" has the meaning specified in Section 3.4.
           ------------

          "Financial Statements" means, according to the context in which it is
           --------------------
used, the financial statements attached hereto as Exhibit B-l, and the pro forma
                                                  -----------
balance sheet attached hereto as Exhibit B-2 or any financial statements
                                 -----------
required to be given to the Lender pursuant to Section 8.2(a), Section 8.2(b), and Section 8.2(c), or any combination thereof.

          "Fiscal Year" means the Borrowers' fiscal year for financial
           -----------
accounting purposes. The current Fiscal Year of the Borrowers will end on March 1, 1997.

          "Fixed Charges Ratio" means, for any Rolling Period, EBITDA for such
           -------------------
Rolling Period divided by the sum of Capital Expenditures, interest expense of the Borrowers, federal and state income tax expense of the Borrowers and principal payments which the Borrowers were required to make for borrowed money, for such Rolling Period.

          "Funding Date" means the date on which a Borrowing occurs.
           ------------

          "GAAP" means at any particular time generally accepted accounting
           ----
principles as in effect at such time.

          "Guaranty" by any Person means all obligations of such Person which in
           --------
any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or to assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease Property or to purchase any debt or equity securities or other Property or services.


          "Intercompany Accounts" means all assets and liabilities, however
           ---------------------
arising, which are due to a Borrower from, which are due from a Borrower to, or which otherwise arise from any transaction by a Borrower with, any Affiliate.

          "Interest Adjustment Date" means, with respect to any Rolling Period
           ------------------------
in connection with the adjustment of the Applicable Margin, the first day of the month that commences at least three Business Days after the delivery to the Lender of the calculation of the Fixed Charges Ratio referred to in Section 8.2(c).

          "Interest Adjustment Period" means a period commencing on any Interest
           --------------------------
Adjustment Date and ending on the first day of the following month.

          "Interest Coverage Ratio" means, for any period, the ratio of (a)
           -----------------------
EBITDA over (b) total interest expense during such period.
       ----

          "Interest Period" means, as to any LIBOR Rate Loan, the period
           ---------------
commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which a Reference Rate Loan is converted into a LIBOR Rate Loan or a LIBOR Rate Loan is continued as such a

LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that:

                 (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                 (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                 (iii) there shall be no more than five different Interest Periods in effect at any one time; and

                 (iv) no Interest Period shall extend beyond the Stated Termination Date or any renewal term.

          "Inventory" means all of each Borrower's now owned and hereafter
           ---------
acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, such merchandise and such other personal property, and all documents of title or other documents representing them.

          "IRS" means the Internal Revenue Service or any successor agency.
           ---

          "Latest Projections" means:  (a) on the Closing Date and thereafter
           ------------------
until the Lender receives new projections pursuant to Section 8.2(j), the projections of the Borrowers' monthly financial condition, results of operations, and cash flow for the one-year period ending March 1, 1997, attached hereto as Exhibit B-3; and (b) thereafter, the projections most
                   -----------
recently received by the Lender pursuant to Section 8.2(f);


          "Letter of Credit" has the meaning specified in Section 2.3.
           ----------------
determined by such Borrower or the Lender to be unsalable in the ordinary course of business or held for return to vendors and (ii) goods in transit. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

          "Environmental Compliance Reserve" means all reserves which the Lender
           --------------------------------
from time to time establishes for amounts that are reasonable required to be expended in order for a Borrower and such Borrower's operations and Property to comply with Environmental Laws or in order to correct any violation by such Borrower or such Borrower's operations or Property of Environmental Laws.

         "Environmental Laws" means all federal, state and local laws, rules,
          ------------------
regulations, ordinanaces, programs, permits, guidance, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the relevant Borrower's business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq., as amended; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S)9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. (S)2601 et seq., as amended; the Clean Water Act, 33 U.S.C. (S)466 et seq., as amended; the Clean Air Act, 42 U.S.C. (S)7401 et seq., as amended; state and federal lien and environmental cleanup programs; and U.S. Department of Transportation regulations.

          (e) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "Equipment" means all of each Borrower's now owned and hereafter
           ---------
acquired machinery, equipment, furniture, furnishing, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Borrower and all of such Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase) all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Letter of Credit Fee" has the meaning specified in Section 3.7.
           --------------------

          "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate
           ---------------------------
Loan, the last day of each Interest Period applicable to such Loan.

          "LIBOR Interest Rate Determination Date" means each date of
           --------------------------------------
calculating the LIBOR Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Rate Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Rate Loan.

          "LIBOR Rate" means, for any Interest Period, with respect to LIBOR
           ----------
Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1.0%) determined as follows:

   LIBOR Rate  =               LIBOR
                  ----------------------------------------------
                    1.00 - Eurodollar Reserve Percentage

   Where,

                 "Eurodollar Reserve Percentage" means for any day for any
                  -----------------------------
          Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to the Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                 "LIBOR" means the rate of interest per annum (rounded upward to
                  -----
          the next 1/16 of 1%) notified to the Lender by the Bank as the rate of interest at which United States Dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by the Bank's applicable lending office to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "LIBOR Rate Loan" means a Loan during any period in which it bears
           ---------------
interest based on the LIBOR Rate.

          "LIBOR Revolving Loan" means a Revolving Loan during any period in
           --------------------
which it bears interest based on the LIBOR Rate.

          "Lien" means:  (a) any interest in Property securing an obligation
           ----
owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.


          "Loan and Loans" means all loans and advances provided for in Section
           --------------
2.  The terms Loans and Revolving Loans are used herein interchangeably.

          "Loan Documents" means this Agreement, the Trademark Security
           --------------
Agreements, the Seabrook Mortgage, the Stock Pledge Agreement, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

          "Mortgages" means: (a) each mortgage, security agreement, and
           ---------
assignments of leases and rents between either Borrower and the Lender and delivered to the Lender; and (b) all other real property mortgages, leasehold mortgages, assignments of leases, mortgage deeds, deeds of trust, deeds to secure debt, security agreements, and other similar instruments hereafter entered into which provide the Lender a lien on or other interest in any portion of the Premises or which relate to any such lien or interest.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA to which Trend-Lines or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six years obligated to make contributions.

          "Notice of Borrowing" has the meaning specified in Section 2.2(b).
           -------------------                               --------------

          "Notice of Conversion/Continuation" has the meaning specified in
           ---------------------------------
Section 3.2(b).
--------------

          "Obligations" means all present and future loans, advances,
           -----------
liabilities, obligations, covenants, duties, and Debt owing by either Borrower to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in such Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and other sums chargeable to such Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Lender. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from such Borrower to the Lender under or in connection with the Letters of Credit.

          "Other Taxes" means any present or future stamp or documentary taxes
           -----------
or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Outstanding Credit" means, at any time with respect to either
           ------------------
Borrower, the sum of (a) the aggregate outstanding principal amount of the Loans at such time made to such Borrower plus (b) the aggregate undrawn amount of all outstanding Letters of Credit at such time issued for the account of such Borrower plus (c) the aggregate amount of all unpaid reimbursement obligations of such Borrower in respect of Letters of Credit issued for the account of such Borrower.

          "Participating Lender" means any Person who shall have been granted
           --------------------
the right by the Lender to participate in the Loans and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

          "Payment Account" means each blocked bank account or bank account
           ---------------
associated with a lock box, established pursuant to Section 7.10, to which the funds of either Borrower (including, without limitation, Proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Lender or such Borrower, as the Lender may determine, on terms acceptable to the Lender.

          "PBGC" means the Pension Benefit Guaranty Corporation or any Person
           ----
succeeding to the functions thereof.

          "Pending Loans" means, at any time, the aggregate principal amount of
           -------------
all Loans requested in any Notice(s) of Borrowing received by the Lender which have not yet been advanced.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of
           ------------
ERISA) subject to Title IV of ERISA which Trend-Lines or an ERISA Affiliate sponsors or maintains or to which it makes, is making, or is obligated to make contributions or, in the case of a Multiemployer Plan, has made contributions at any time during the current year or the immediately preceding six plan years.

          "Permitted Liens" means:  (a) Liens for taxes not yet delinquent or
           ---------------
Liens for taxes in an amount not to exceed $100,000 being contested in good faith by appropriate proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect; (b) Liens in favor of the Lender; (c) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business of Trend-Lines or any of its Subsidiaries and not in connection with the borrowing of money, for sums not yet delinquent or which are being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable Financial Statements and a stay of enforcement of any such Lien is in effect; (d) Liens in connection with worker's compensation or other unemployment insurance incurred in the ordinary course of the relevant Borrower's business; (e) Liens created by deposits of cash to secure performance of bids, tenders, leases (to the extent permitted under this Agreement), or trade contracts, incurred in the ordinary course of business of the relevant Borrower and not in connection with the borrowing of money; (f) Liens arising by reason of cash deposit for surety or appeal bonds in the ordinary course of business of the relevant Borrower; (g) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the relevant Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (h) Liens with respect to the real estate which are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by the Lender; (i) with respect to any Premises: easements, rights of way, zoning and similar covenants and restrictions and similar encumbrances which customarily exist on properties of corporations engaged in similar activities and similarly situated and which in any event do not materially interfere with or impair the use or operation of the Collateral by the relevant Borrower or the value of the Lender's Security Interest therein, or materially interfere with the ordinary conduct of the business of the relevant Borrower; and (j) purchase money security interests and liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset was permitted under Section 10.20, the security interest or lien only encumbers the asset purchased or leased, and so long as the security interest or lien only secures the purchase price of the asset.

          "Person" means any individual, sole proprietorship, partnership, joint
           ------
venture, trust, unincorporated organization, limited liability company, association, corporation, Public Authority, or other entity.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
ERISA) which any Borrower or any ERISA Affiliate sponsors or maintains or to which any Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Premises" means the land identified by addresses on Schedule 9.13
           --------                                            -------------
together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which either Borrower has any interests on the Closing Date.

          "Prior Lender" means Fleet Bank.
           ------------

          "Proceeds" means all products and proceeds of any Collateral, and all
           --------
proceeds of such products and proceeds, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

          "Property" means any interest in any kind of property or asset,
           --------
whether real, personal or mixed, or tangible or intangible.

          "Proprietary Rights" means all of each Borrower's now owned and
           ------------------
hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder, including, without limitation, those patents, trademarks and copyrights set forth on Schedule 9.14, and all other rights under
                                       -------------
any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

          "Public Authority" means the government of any country or sovereign
           ----------------
state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

          "Receivables" means all of the Borrower's now owned and hereafter
           -----------
arising or acquired: Accounts (whether or not earned by performance), including, without limitation, Accounts owed to the Borrower by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming the Borrower as beneficiary; contract rights, chattel paper, instruments, documents, general intangibles (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, and Reversions and other amounts payable to the Borrower from or with respect to any Plan) and all forms of obligations owing to the Borrower (including, without limitation, in respect of loans, advances, and extensions of credit by the Borrower to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing; merchandise returned to or repossessed by the Borrower and rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

          "Reference Rate" means the rate of interest publicly announced from
           --------------
time to time by the Bank as its reference rate. It is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Bank may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

          "Reference Rate Loans" means the Reference Rate Revolving Loans.
           --------------------

          "Reference Rate Revolving Loans" means a Revolving Loan during any
           ------------------------------
period in which it bears interest based on the Reference Rate.

          "Release" means a release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real estate or other property, including, without limitation, the movement of Contaminants through or in the air, soil, surface water, groundwater or real estate or other property.

          "Rental Reserve", with respect to any lease of real estate by either
           --------------
Borrower, shall mean, as of any date, an amount equal to the next three months of Rental that would be payable by the relevant Borrower under such lease.

          "Rental" means all payments due from the lessee or sublessee under a
           ------
lease, including, without limitation, basic rent, percentage rent, prepaid taxes, utility and maintenance costs, and insurance premiums.

          "Reportable Event" means any of the events set forth in Section
           ----------------
4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means any law (statutory or common), treaty, rule
           ------------------
or regulation or determination of an arbitrator or of a Public Authority.

          "Restricted Investment" means any acquisition of Property by a
           ---------------------
Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following:


          (a) fixed assets to be used in the business of a Borrower, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of a Borrower; (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (d) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with, a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; and (e) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.


          "Reversions" means any funds which may become due to either Borrower
           ----------
in connection with the termination of any Plan or other employee benefit plan.

          "Revolving Loans" has the meaning specified in Section 2.2.
           ---------------

          "Rolling Period" means each period of 12 consecutive fiscal months
           --------------
ended March 1, 1997 and each fiscal month end thereafter.

          "Seabrook Mortgage" means a Mortgage in form and substance
           -----------------
satisfactory to the Lender on the Seabrook Premises.

          "Seabrook Premises" shall mean the real estate owned by Trend-Lines
           -----------------
located at 1 Batchelder Road at Route 107 in Seabrook, New Hampshire.

          "Security Interest" means collectively the Liens granted to the Lender
           -----------------
in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument.

          "Solvent" shall mean when used with respect to any Person that:  (a)
           -------
the fair value of all its Property is in excess of the total amount of its debts (including, without limitation, contingent liabilities); (b) it is able to pay its debts as they mature; (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (d) it is not "insolvent" as such term is defined in
Section 101(32) of the Bankruptcy Code.


          "Stated Termination Date" means July 3, 1999.
           -----------------------

          "Stock Pledge Agreement" means the Stock Pledge Agreement dated July
           ----------------------
3, 1996 between the Lender and Trend-Lines.

          "Subfacility" means, as of any date with respect to either Borrower,
           -----------
the lesser of (a) the excess, if any, of (i) the Total Facility on such date over (ii) the Outstanding Credit of the other Borrower on such date or (b) the Borrowing Base of such Borrower on such date.

          "Subsidiary" of a Person means any corporation, association,
           ----------
partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the relevant Borrower.

          "Taxes" means any and all present or future taxes, assessments,
           -----
levies, imposts, impositions, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, such taxes (including, without limitation, income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

          "Total Facility" has the meaning specified in Section 2.1.
           --------------

          "Trademark Security Agreements" means the Trademark Security
           -----------------------------
Agreements, each dated as of the date hereof, executed and delivered by the Borrowers to the Lender to evidence and perfect the Lender's Security Interest in the Borrowers' present and future trademarks and related licenses and rights.

          "UCC" means the Uniform Commercial Code (or any successor statute) of
           ---
the State of New York or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

          "Unused Line Amount" means (a) during the period beginning on the
           ------------------
Closing Date and ending on the day before the first Anniversary Date, $30,000,000, (b) during the period beginning on the first Anniversary Date and ending on the day before the second Anniversary Date, $35,000,000 and (c) beginning on the second Anniversary Date and ending on the third Anniversary Date, $40,000,000.

          "Unused Line Fee" has the meaning specified in Section 3.1(c).
           ---------------

          Accounting Terms.  Any accounting term used in this Agreement shall
          -----------------
have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as is used in the preparation of the Financial Statements.

          Other Terms.  All other undefined terms contained in this Agreement
          ------------
shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall
            ---- -----
also include the other genders. Unless the context indicates otherwise, all section and schedule references herein are to Sections hereof and Schedules hereto, respectively.

   2.     LOANS AND LETTERS OF CREDIT.
          ----------------------------

          2.1                      Total Facility".  Subject to all of the terms
                                   ---------------
and conditions of this Agreement, the Lender shall make available a total credit facility of up to $40,000,000 in the aggregate (the "Total Facility") for the
                                                     --------------
Borrowers' use from time to time during the term of this Agreement. The Total Facility shall be comprised of: a revolving line of credit up to the limits of the Availability, consisting of revolving loans and letters of credit as described in Sections 2.2 and 2.3.
             ------------     ---

          2.2             Revolving Loans.
                          ---------------

                      (a) The Lender shall, upon a Borrower's request from time to time, make revolving loans (the "Revolving Loans") to such Borrower (subject
                                    ---------------
to the Total Facility) up to the limits of the Availability of such Borrower. The Lender, in its discretion, may elect to make Revolving Loans or cause the issuance of Letters of Credit (as provided for in Section 2.3) in excess of the limits of the Availability for either Borrower on one or more occasions, but, if it does so, the Lender shall not be deemed thereby to have changed the limits of the Availability for either Borrower or to be obligated to exceed the limits of the Availability for either Borrower on any other occasion. If the sum of the outstanding Revolving Loans, the undrawn amount of outstanding Letters of Credit and any unpaid reimbursement obligations in respect of Letters of Credit exceeds the Availability (determined for this purpose as if the amount of the Revolving Loans were zero), then the Lender may refuse to make or otherwise restrict Revolving Loans on such terms as the Lender determines until such excess has been eliminated. A Borrower may request Revolving Loans either telephonically or in writing. Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by such Borrower to do so and the crediting of a Revolving Loan to such Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of such Borrower to repay such Revolving Loan as provided herein. The Lender will charge all Revolving Loans to and other Obligations of a Borrower to a loan account of such Borrower maintained with the Lender. All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by the Lender pursuant to the Loan Documents, will be charged as Revolving Loans to such Borrower's loan account as of the date due from such Borrower or the date paid or incurred by the Lender, as the case may be.

     (b)  Procedure for Borrowing.
          -----------------------

          (i) Each Borrowing shall be made upon a Borrower's irrevocable written notice delivered to the Lender in the form of a Notice of Borrowing (which notice must be received by the Lender prior to 11:00 a.m. (New York City time)
(1) four Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans, and (2) on the requested Funding Date, in the case of Reference Rate Loans, specifying:

          (A)       the amount of the Borrowing;

          (B) the requested Funding Date, which shall be a Business Day;

          (C) whether the Revolving Loans requested are to be Reference Rate Revolving Loans or LIBOR Revolving Loans; and

          (D) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be three months; provided, however, that, with respect to the Borrowings to be made on the Closing Date, such Borrowings will consist of Reference Rate Revolving Loans only.

          (ii) After giving effect to any Borrowing, there may not be more than five different Interest Periods in effect.

         (iii) With respect to any request for Reference Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing a Borrower may give the Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice, but the Lender shall be entitled to rely on the telephonic notice in making such Revolving Loans.

   2.3    Letters of Credit.3 (a) Subject to the terms and conditions of this
          -------------------
Agreement, the Lender shall, upon a Borrower's request from time to time, cause merchandise or standby letters of credit to be issued for such Borrower's account by the Bank or another issuer reasonably acceptable to such Borrower and the Lender (the "Letters of Credit"). The Lender will not cause to be issued any
                 -----------------
Letter of Credit if: (i) the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn face amount of all outstanding Letters of Credit, would exceed $2,500,000; (ii) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from such Borrower to the Lender in connection with the opening thereof, would cause the Availability to be exceeded at such time; or (iii) the expiration date of the Letter of Credit would exceed the Stated Termination Date or any renewal term or be greater than (A) 12 months from the date of issuance if such Letter of Credit is a standby Letter of Credit or (B) 180 days from the date of issuance if such Letter of Credit is a merchandise Letter of Credit. All payments made and expenses incurred by the Lender pursuant to or in connection with the Letters of Credit will be charged to the Borrower's loan account as Reference Rate Loans.

          (b) Other Conditions.  In addition to being subject to the
              ----------------
satisfaction of the applicable conditions precedent contained in Section 11, the
                                                                 ----------
obligation of the Lender to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Lender:

              (1) The relevant Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Lender for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Lender and such proposed issuer; and

              (2) As of the date of issuance, no order of any court, arbitrator or Public Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Public Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

         (c)  Issuance of Letters of Credit.
              -----------------------------

              (1) Request for Issuance. The relevant Borrower shall give the
                  --------------------
Lender two Business Days' prior written notice of such Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. Such Borrower shall attach to such notice the proposed form of the Letter of Credit that the Lender is requested to cause to be issued.

              (2) No Extensions or Amendment. The Lender shall not be obligated
                  --------------------------
to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.3 are met as though a new Letter of Credit were being
        -----------
requested and issued.

          (d) Payments Pursuant to Letters of Credit.
              --------------------------------------

              (1) Payment of Letter of Credit Obligations. The Borrowers agree
                  ---------------------------------------
to reimburse the issuer for any draw under any Letter of Credit immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which either Borrower may have at any time against such issuer or any other Person.

              (2) Reference Rate Loans to Satisfy Reimbursement Obligations.
                  ---------------------------------------------------------
In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit and the relevant Borrower shall not have repaid such amount to the issuer of such Letter of Credit pursuant to Section 2.3(d)(1), the Lender
                                                -----------------
shall pay the issuer and such amount when paid shall constitute a Reference Rate Loan which shall be deemed to have been requested by such Borrower.

          (e) Compensation for Letters of Credit.
              ----------------------------------

          (1) Letter of Credit Fee.  The Borrowers agree to pay to the Lender,
              --------------------
with respect to each Letter of Credit, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.7.
                                     -----------

          (2) Issuer Fees and Charges.  The Borrowers shall pay to the issuer of
              -----------------------
any Letter of Credit, or to the Lender for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by such issuer, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

      (f) Indemnification; Exoneration; Power of Attorney
          -----------------------------------------------

          (1) Indemnification.  In addition to amounts payable as elsewhere
              ---------------
provided in this Section 2.3, the Borrowers hereby agree to protect, indemnify,
                 -----------
pay and save the Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including, without limitation, reasonable attorneys' fees) which the Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith. The agreement in this Section 2.3(f)(1) shall survive payments of all Obligations.

          (2) Assumption of Risk by the Borrowers.  As among the Borrowers and
              -----------------------------------
the Lender, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit other than risks arising from the gross negligence or willful misconduct of the Lender. In furtherance and not in limitation of the foregoing, the Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the

Lender, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Public Authority. None of
                                   -- ----    -- -----
the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Lender under this Section 2.3.
                                -----------

          (3) Exoneration.  In furtherance and extension, and not in limitation,
              -----------
of the specific provisions set forth above, no action taken or omitted by the Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall put the Lender under any resulting liability to the Borrowers or relieve the Borrowers of any of their obligations hereunder to any such Person.

          (4) Power of Attorney.  In connection with all Inventory financed by
              -----------------
Letters of Credit, each Borrower hereby appoints the Lender, or the Lender's designee, as such Borrower's attorney, with full power and authority: (a) to sign and/or endorse such Borrower's name upon any warehouse or other receipts;
(b) to sign such Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Lender's or such Borrower's name, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; (d) to complete in such Borrower's or the Lender's name, any order, sale, or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Lender to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Lender nor its designee, as such Borrower's attorney, shall be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

          (5) Account Party.  Each Borrower hereby authorizes and directs any
              -------------
issuer of a Letter of Credit to name such Borrower as the "account party" therein, to deliver to the Lender all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

          (6) Control of Inventory.  In connection with all Inventory financed
              --------------------
by Letters of Credit, each Borrower shall, at the Lender's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Lender holds a security interest to deliver them to the Lender and/or subject to the Lender's order and, if they shall come into a Borrower's possession, such Borrower shall deliver them, upon request, to the Lender in their original form. Each Borrower shall also, at the Lender's request, designate the Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

              (g) Cash Collateral.  If, notwithstanding the provisions of this
                  ---------------                                         ----
Section 2.3 and Section 14, any Letter of Credit is outstanding upon the
-----------     ----------
termination of this Agreement, then upon such termination each Borrower shall deposit with the Lender, at its discretion, with respect to each Letter of Credit then outstanding, cash in amounts necessary to reimburse the Lender for payments made by the Lender under such Letter of Credit or under any credit support or enhancement provided through the Lender. Such deposit of cash shall be held by the Lender as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

   3.     INTEREST AND OTHER CHARGES.         INTEREST AND OTHER CHARGES".
          ---------------------------         ---------------------------

          3.1    Interest
                 --------

                 (a) All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Reference Rate or the LIBOR Rate and Section 3.1 (a)(i) or Section 3.1(a)(ii), as applicable, but not to exceed
    ----------------------------------------
the Maximum Rate referred to in Section 3.3. Subject to the provisions of
Section 3.2, any of the Loans may be converted into, or continued as, Reference
-----------
Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any
                                                         -----------
time Loans are outstanding with respect to which notice has not been delivered to the Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Reference Rate Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the Obligations shall bear interest as follows:

                     (i) For all Reference Rate Loans and other Obligations (other than LIBOR Rate Loans), at a fluctuating per annum rate equal to the Reference Rate plus the Applicable Margin; and

                    (ii) For all LIBOR Rate Loans, at a per annum rate for each Interest Period therefor equal to the LIBOR Rate for such Interest Period plus the Applicable Margin.

   Each change in the Reference Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed. All interest shall be payable to the Lender on the first day of each month hereafter.

                 (b) If any Event or Event of Default occurs, then, from the date such Event or Event of Default occurs until it is cured, or, if not cured, until all Obligations are paid and performed in full, the Borrowers shall pay interest on the unpaid principal balances of the Revolving Loans at a per annum rate 2% greater than the rate of interest otherwise specified herein, and the Letter of Credit Fee shall be increased to three and one-quarter percent (3.25%) per annum.

                 (c) Unused Line Fee.  For every month during the term of this
                     ---------------
Agreement, the Borrowers agree, jointly and severally, to pay the Lender a fee (the "Unused Line Fee") in an amount equal to three-eighths of one percent per
      ---------------
annum, multiplied by the average daily amount by which the Unused Line Amount
       -------------
exceeds the sum of (i) the average daily outstanding amount of Revolving Loans and (ii) the undrawn face amount of all outstanding Letters of Credit during such month, with the unpaid balance calculated for this purpose by applying payments immediately upon receipt. Such a fee, if any, shall be calculated on the basis of a year of 360 days and actual days elapsed and shall be payable to the Lender on the first day of each month with respect to the prior month.

          3.2    Conversion and Continuation Elections.
                 -------------------------------------

             (a) Either Borrower may, upon irrevocable written notice to the Lender in accordance with Subsection 3.2(b):

                 (i) elect, as of any Business Day, in the case of Reference Rate Loans to convert any such Loans (or any part thereof) into LIBOR Rate Loans; or

                (ii) elect, as of the last day of any Interest Period applicable thereto, to continue to maintain as LIBOR Rate Loans any LIBOR Rate Loans to such Borrower having Interest Periods expiring on such day;

provided that neither Borrower may make such election if any LIBOR Rate Loans resulting from such election would be in an amount less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof; provided further that, if at
                                                   ----------------
any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of such Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.


             (b) Such Borrower shall deliver a notice ("Notice of Conversion/Continuation") to be received by the Lender not later than 11:00 a.m. (New York City time) at least three Business Days in advance of the date of conversion or continuation (the

"Conversion/Continuation Date") if the Loans are to be converted into or continued as LIBOR Rate Loans, and specifying:

                    (A) the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Loans to be converted or continued;

                    (C) the type of Loans resulting from the proposed conversion or continuation; and

                    (D) the duration of the requested Interest Period.

          (c) If, upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the relevant Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans or if any Event or Event of Default then exists, such Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Reference Rate Loans effective as of the expiration date of such Interest Period.

          (d) During the existence of an Event or Event of Default, neither Borrower may elect to have a Loan converted into or continued as a LIBOR Rate Loan.

          (e) After giving effect to any conversion or continuation of Loans, there may not be more than five different Interest Periods in effect.

          3.3    Maximum Interest Rate. In no event shall any interest rate
                 ---------------------
provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest that would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued by a Borrower under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if
                                   -----------
the interest rates otherwise set forth in this Agreement had at all times been in effect, then such Borrower shall, to the extent permitted by applicable law, pay the Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received from a Borrower interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations of such Borrower other than interest, in the inverse order of maturity, and, if there are no Obligations outstanding, the Lender shall refund to such Borrower such excess.

          3.4 Facility Fee. The Borrowers agree, jointly and severally, to pay the Lender on the Closing Date a facility fee in the amount of $200,000 (the "Facility Fee"). The Lender acknowledges that it received 1/2 of the Facility
 ------------
Fee prior to the Closing Date. The Lender and the Borrowers agree that the Facility Fee shall be financed by the Lender as a Revolving Loan to Trend-Lines.

          3.5    [Intentionally Left Blank].
                 --------------------------

          3.6.   [Intentionally Left Blank].
                 --------------------------

          3.7    Letter of Credit Fee.
                 --------------------
Letter of Credit Fee". The Borrowers agree, jointly and severally, to pay to the Lender a fee (the "Letter of Credit Fee") equal to one and one-quarter percent (1.25%) per annum of the undrawn face amount of each Letter of Credit issued for any Borrower's account at such Borrower's request, plus all out-of-pocket costs, fees and expenses incurred by the Lender in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Lender to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

   4.     PAYMENTS AND PREPAYMENTS.
          -------------------------
          4.1                Revolving Loans. The Borrowers shall repay the
                             ---------------

outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, the Borrowers shall pay to the Lender, on demand, the amount by which the unpaid principal balance of the Revolving Loans at any time exceeds the Availability at such time (determined for this purpose as if the amount of the Revolving Loans were zero).


          4.2                [Intentionally Left Blank].
                             --------------------------

          4.3                [Intentionally Left Blank].
                             --------------------------

          4.4                [Intentionally Left Blank].
                             --------------------------

          4.5    Place and Form of Payments; Extension of Time.5  Place and Form
                 -----------------------------------------------  --------------
of Payments; Extension of Time".  All payments by the Borrowers of principal,
-------------------------------
interest, premium, and other sums due to the Lender shall be made at the Lender's address set forth in Section 15.11. Except for Proceeds received
                              -------------
directly by the Lender, all such payments shall be made in immediately available funds. Subject to the provisions set forth in the definition of "Interest Period", if any payment by the Borrowers of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.


          4.6    Application and Reversal of Payments.6  Application and
                 --------------------------------------  ---------------
Reversal of Payments".  The Lender shall determine in its sole discretion the
---------------------
order and manner in which Proceeds of Collateral and other payments that the Lender receives are applied to the Revolving Loans, interest thereon, and the other Obligations, and the Borrowers hereby irrevocably waive the right to direct the application of any payment or Proceeds. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such Proceeds and payments to any portion of the Obligations.

          4.7    INDEMNITY FOR RETURNED PAYMENTS.7  INDEMNITY FOR RETURNED
                 ---------------------------------  ----------------------
PAYMENTS".  IF, AFTER RECEIPT OF ANY PAYMENT WHICH IS APPLIED TO THE PAYMENT OF
---------
ALL OR ANY PART OF THE OBLIGATIONS, THE LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, AN IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN: THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE, THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE LENDER, AND THE BORROWERS SHALL BE LIABLE TO PAY TO THE LENDER AND HEREBY DO JOINTLY AND SEVERALLY INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this Section 4.7 shall be and remain effective notwithstanding
                       -----------
any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 4.7 shall survive the termination of this Agreement.
                   -----------

   5.     LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS.  LENDER'S BOOKS AND
          -----------------------------------------------  ------------------
RECORDS; MONTHLY STATEMENTS".  Each Borrower agrees that the Lender's books and
----------------------------
records showing the Obligations and the
transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also
----- -----
evidenced by a promissory note or other instrument. The Lender shall provide to Trend-Lines a monthly statement of Loans, payments, and other transactions of the Borrowers pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.6 and
                                                                 -----------
corrections of errors discovered by the Lender), unless Trend-Lines notifies the Lender in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by Trend-Lines, only the items to which exception is expressly made will be considered to be disputed.

   6.     TAXES, YIELD PROTECTION AND ILLEGALITY.
          ---------------------------------------

          6.1    Taxes.
                 ------

          (a) Any and all payments by a Borrower to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes.

          (b) The Borrowers agree to indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including, without limitation, penalties, interest, additions to tax, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender makes written demand therefor.

          (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

              (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

             (ii) such Borrower shall make such deductions and withholdings;

            (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

             (iv) such Borrower shall also pay to the Lender, at the time interest is paid, all additional amounts which the Lender specifies as being necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) Within 30 days after the date of any payment by a Borrower of Taxes or Other Taxes, such Borrower shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

         (e) The obligations of the Borrowers under this Section 6.1 shall be joint and several.

          6.2    Illegality.   (a)  If the Lender determines that
                 -----------
the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Public Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrowers, any obligation of the Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Borrowers that the circumstances giving rise to such determination no longer exists.

          (b) If the Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon their receipt of notice of such fact and demand from the Lender, prepay in full such LIBOR Rate Loans then outstanding, together with interest accrued thereon and amounts required under Section 6.4,
                                                                  -----------
either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If a Borrower is required so to prepay any LIBOR Rate Loan, then, concurrently with such prepayment, such Borrower shall borrow from the Lender, in the amount of such repayment, a Reference Rate Loan.

          6.3    Increased Costs and Reduction of Return.3  Increased Costs and
                 -----------------------------------------  -------------------
Reduction of Return".  (a)  If the Lender determines that, due to either (i) the
---------------------
introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by the Lender with any guideline or request from any central bank or other Public Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand, pay to the Lender, such additional amounts as are sufficient to compensate the Lender for such increased costs.

          (i) If the Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Public Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital, reserves, or special deposits required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital, reserves, or special deposits is increased as a consequence of its loans, credits or obligations under this Agreement, then, upon demand of the Lender to the Borrowers, the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. Notwithstanding the foregoing, all such amounts shall be subject to the provisions of Section 3.3.

                 (ii) The obligations of the Borrowers under this Section 6.3 shall be joint and several.

          6.d         Funding Losses.4    Funding Losses".  Each Borrower shall
                      ----------------    ---------------
reimburse the Lender and hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                     (a) the failure of such Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                     (b) the failure of such Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                     (c) the prepayment or other payment (including, without limitation, after acceleration thereof) by such Borrower of any LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including, without limitation, any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

          6.5    Inability to Determine Rates. If the Lender determines that for
                 ----------------------------
any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrowers. Thereafter, the obligation of the Lender to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Lender revokes such notice in writing. Upon receipt of such notice, the relevant Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by such Borrower. If such Borrower does not revoke such Notice, the Lender shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans instead of LIBOR Rate Loans.

          6.6 Survival. The agreements and obligations of the Borrowers in this Section 6 shall survive the payment of all other obligations.
     ---------

   7.   COLLATERAL.
        ----------

        7.1           Grant of Security Interest
                        --------------------------
          (a) As security for the Obligations, each Borrower hereby grants to the Lender a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property of such Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:
(i) all Receivables, Inventory, Equipment, Assigned Contracts, Proprietary Rights, and Proceeds, wherever located and whether now existing or hereafter arising or acquired; (ii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for either Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of such Borrower's deposit accounts, credits, and balances with the Lender and all claims of such Borrower against the Lender at any time existing; (iii) all of such Borrower's deposit accounts with any financial institutions with which such Borrower maintains deposits; and (iv) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Inventory, Equipment, Assigned Contracts, Proprietary Rights, Proceeds, and other property referred to above (all of the foregoing, together with the real estate covered by the Mortgages and all other property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Lender shall have all of the rights of a secured
           ----------
party with respect to the Collateral under the UCC and other applicable laws.

          (b) As additional security for the Obligations, the Borrower shall simultaneously herewith execute and deliver to the Lender a Mortgage satisfactory to the Lender on the Seabrook Premises.

          (c) All Obligations shall be secured by all of the Collateral. The Lender may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

          7.2    Perfection and Protection of Security Interest. Each Borrower
                 ------------------------------------- --------
shall, at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest, including, without limitation: (a) executing and recording of the Mortgages and the Trademark Security Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (b) delivering to the Lender upon request the original certificates of title for motor vehicles with the Security Interest properly endorsed thereon; (c) delivering to the Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; (d) delivering to the Lender upon request warehouse receipts covering any portion of the Collateral located in warehouses and for which negotiable warehouse receipts are issued; (e) placing notations on such Borrower's books of account to disclose the Security Interest; (f) executing and delivering to the Lender upon request a security agreement relating to the Reversions in form and substance satisfactory to the Lender; (g) delivering to the Lender upon request all letters of credit on which such Borrower is named beneficiary; and (h) taking such other steps as are deemed necessary by the Lender to maintain the Security Interest. To the extent permitted by applicable law, the Lender may file, without either Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrowers agree that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, any bailee or any of either Borrower's agents or processors, then the relevant Borrower shall notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located on any Premises that are not owned by either Borrower, then the Borrowers shall obtain written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such Premises may be entitled to assert against the Collateral. From time to time, the Borrowers shall, upon the Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but neither Borrower's failure to do so shall affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

          7.3    Location of Collateral. Each Borrower represents and warrants
                 ----------------------
to the Lender that: (a) Schedule 7.3 hereto is a correct and complete list of
                        ------------
such Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business and (b) Schedule 7.3 correctly identifies any of such facilities and
                 ------------
locations that are not owned by such Borrower and sets forth the names of the owners and lessors or sub-lessors of, and, to the best of such Borrower's knowledge, the holders of any mortgages on, such facilities and locations. Each Borrower covenants and agrees that it will not maintain any Collateral at any location other than (a) those listed on
Schedule 7.3 and (b) those with respect to which such Borrower has given notice
------------
to the Lender, has executed any and all financing statements and other documents that the Lender has required in connection therewith, and has filed same in the appropriate places and within the time periods indicated by the Lender. Within 30 days after the end of each month, the Borrowers shall give the Lender written notice of the opening of any new store, the closing of any store, and any other event that resulted in a change of location of any Collateral, during the previous month.

          7.4    Title to, Liens on, and Sale and Use of Collateral. Title to,
                 --------------------------------------------------
Each Borrower represents and warrants to the Lender with respect to collateral owned by such Borrower that: (a) all Collateral is and will continue to be owned by such Borrower free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest will not be subject to any prior Lien except for the Liens described in (b), (c), (e), (f),
(h), (i) and (j) of the definition of Permitted Liens; (c) such Borrower will use, store, and maintain such Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) such Borrower will not, without the Lender's prior written approval, sell, lease, or dispose of or permit the sale or disposition of such Collateral or any portion thereof, except for sales of Inventory in the ordinary course of business and as permitted by
Section 7.12. The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

          7.5    Appraisals. Whenever an Event or Event of Default exists, and
                 ----------
at such other times not more frequently than once a year as the Lender requests, each Borrower shall, at its expense and upon the Lender's request, provide the Lender with appraisals or updates thereof of any or all of the Collateral owned by such Borrower from an appraiser.

          7.6    Access and Examination. The Lender may at all reasonable times
                 ----------------------
have access to, examine, audit, make extracts from and inspect either Borrower's records, files, and books of account and the Collateral and may discuss such Borrower's affairs with such Borrower's officers and management. Such Borrower shall deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for such Borrower. The Lender may, at any time when an Event of Default exists and at either Borrower's expense, make copies of all of such Borrower's books and records, or require such Borrower to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of either Borrower's personnel, supplies, and Premises as may be reasonably necessary for maintaining or enforcing the Security Interest. The Lender shall have the right, at any time, in the Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Accounts, by mail, telephone, or otherwise.

          7.7 Insurance. The Borrowers shall insure the Collateral against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Lender shall specify, in amounts, under policies and by insurers acceptable to the Lender. The Borrowers shall also maintain flood insurance for real estate covered by the Mortgages and for any Equipment and Inventory located on such real estate, in the event of a designation of the area in which real estate is located as a "flood prone" or a
                                                              -----------
"flood risk area" (hereinafter "SFHA") as defined by the Flood Disaster
 ---------------
Protection Act of 1973, in an amount to be reasonably determined by the Lender, and shall comply with the additional requirements of the National Flood Insurance Program as set forth therein. Upon the Lender's request, the Borrowers shall also maintain flood insurance for such Inventory and Equipment as is located at any time in an SFHA. The Borrowers shall cause the Lender to be named in each such policy as a secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than 30 days' prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of either Borrower or the owner of any premises where Collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. The Borrowers shall pay, upon the Lender's request, all fees incurred by the Lender to determine whether any of the real estate and other Collateral is located in an SFHA. The Borrowers shall also pay all premiums for such insurance when due and shall deliver to the Lender certificates of insurance and, if requested, photocopies of the policies. If the Borrowers fail to pay such fees or to procure such insurance or the premiums therefor when due, the Lender may (but shall not be required to) do so and charge the costs thereof to either Borrower's loan account as a Reference Rate Loan. The Borrowers shall promptly notify the Lender of any loss, damage, or destruction to the Collateral or arising from its use, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by the Lender in the collection or handling thereof, the Lender may apply such proceeds to the reduction of the Obligations in such order as the Lender determines or at the Lender's option may permit or require the Borrowers to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

          7.8 Collateral Reporting. The Borrowers shall provide the Lender with the following documents at the following times in form satisfactory to the
Lender: (a) on a weekly basis as of the end of the Borrowers' fiscal week, a report of the inventory balance (by location) based on the perpetual inventory reports no later than four Business Days following the end of such fiscal week;
(b) monthly agings of accounts receivable no later than the 10th day of the following month; (c) monthly aged inventory reports by category no later than the 10th day of the following month; (d) upon request, monthly perpetual inventory reports; (e) monthly agings of accounts payable no later than the 10th day of the following month; (f) upon request, copies of purchase orders, invoices, and delivery documents for Inventory and Equipment acquired by either Borrower; (g) on or before the third Business Day of each week, a Borrowing Base Certificate in the form of Exhibit C, as of the last Business Day of the prior week; (h) such other reports as to the Collateral as the Lender shall request from time to time; and
(i) certificates of an officer of the relevant Borrower certifying as to the foregoing. If any of a Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, such Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Lender.

          7.9    [Intentionally Left Blank].
                 --------------------------

          7.10   Collection of Accounts; Payments.
                 --------------------------------

          (a) Until the Lender notifies the Borrowers to the contrary, the Borrowers shall make collection of all Accounts and other Collateral for the Lender, shall receive all payments as the Lender's trustee, and shall immediately deliver all payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account established at the Lender's request, as the Lender may direct. If the Lender requests, each Borrower shall establish a lock-box service for collections of Accounts at a bank mutually acceptable to the Lender and such Borrower and pursuant to documentation satisfactory to the Lender. If such lock-box service is established, such Borrower shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, such Borrower receives any Proceeds of Accounts, it shall receive such payments as the Lender's trustee and shall immediately deliver such payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account, as the Lender may direct. All collections received in any such lock box or Payment Account or directly by a Borrower or the Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. The Lender or the Lender's designee may, at any time, notify obligors that the Accounts have been assigned to the Lender and of the Security Interest therein, collect them directly, and charge the collection costs and expenses to the relevant Borrower's loan account as a Revolving Loan. At the Lender's request, the relevant Borrower shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which collections of Accounts are received.

          (b) If sales of Inventory are made for cash, the relevant Borrower shall immediately deliver to the Lender or cause to be deposited into a Payment Account the identical checks, cash, or other forms of payment which such Borrower receives.

          (c) All payments received by the Lender on account of Accounts or as Proceeds of other Collateral shall be the Lender's sole property. Collected funds received in the Lender's account by 1:00 p.m. (New York City time) on any day shall be credited to the relevant Borrower's loan account on such day.

          (d) In the event the Borrowers repay all of the Obligations upon the termination of this Agreement, other than through the Lender's receipt of payments on account of Accounts or Proceeds of other Collateral, such payment will be credited (conditional upon final collection) to the relevant Borrower's loan account one Business Day after the Lender's receipt thereof.

      7.11   Inventory. The Borrowers represent and warrant to the Lender that
             ---------
all of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services in the ordinary course of the Borrowers' respective business, and is and will be fit for such purposes. The Borrowers shall keep the Inventory in good and marketable condition, at their own expense. The Borrowers shall not, without prior written notice to the Lender, acquire or accept any Inventory on consignment or approval. The Borrowers agree that all Inventory will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower shall maintain a perpetual inventory reporting system at all times. Each Borrower shall conduct a physical count of the Inventory at least once per Fiscal Year, and at such other times as the Lender requests, and shall promptly supply the Lender with a copy of such count accompanied by a report of the value of such Inventory (valued at the lower of cost, on a first-in, first-out basis, or market value). Neither Borrower shall, without the Lender's prior written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

     7.12   Equipment. The Borrowers represent and warrant to the Lender that
            ---------
all of the Equipment is and will be used or held for use in the relevant Borrower's business and is and will be fit for such purposes. The Borrowers shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. The Borrowers shall promptly inform the Lender of any material additions to or deletions from the Equipment. Neither Borrower shall permit any Equipment to become a fixture to real property or an accession to other personal property, unless the Lender has a valid, perfected, and first priority Security Interest in such real or personal property. The Borrowers shall not, without the Lender's prior written consent, alter or remove any identifying symbol or number on the Equipment. The Borrowers shall not, without the Lender's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment, other than in the ordinary course of business. No later than the 10th day of each month (in conjunction with the collateral reporting under Section 7.8), the Borrowers shall provide notice to the Lender as to any Equipment that was sold, leased as a lessor or otherwise disposed of in the preceding month.

          7.13   Assigned Contracts. Each Borrower shall fully perform all of
                 ------------------
its obligations under each of the Assigned Contracts and shall enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment, provided, however, that neither Borrower take any action or fail to
          --------  -------
take any action with respect to the Assigned Contracts that would result in a waiver or other loss of any material right or remedy of such Borrower thereunder. Without limiting the generality of the foregoing, the Borrowers shall take all action necessary or appropriate to permit, and shall not take any action which would have any adverse effect upon, the full enforcement of all indemnification rights under the Assigned Contracts. Except in the ordinary course of business, neither Borrower shall, without the Lender's prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any of the Assigned Contracts, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of the Assigned Contracts or the collateral therefor. Each Borrower shall notify the Lender in writing, promptly after such Borrower becomes aware thereof, of any event or fact which could give rise to a claim by such Borrower for indemnification under any of the Assigned Contracts and shall diligently pursue such right and report to the Lender on all further developments with respect thereto. Each Borrower shall remit directly to the Lender, for application to the Obligations in such order as the Lender determines, all amounts received by such Borrower as indemnification or otherwise pursuant to the Assigned Contracts. If a Borrower shall fail after the Lender's demand to pursue diligently any right under the Assigned Contracts, or if an Event of Default exists, then the Lender may directly enforce such right in its own or such Borrower's name and may enter into such settlements or other agreements with respect thereto as the Lender determines. All amounts thereby recovered by the Lender, after deducting Lender's costs and expenses in connection therewith, shall be applied to the Obligations in such order as the Lender determines. In any suit, proceeding or action brought by the Lender under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrowers shall indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by a Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from a Borrower to or in favor of such obligor or its successors. All such obligations of such Borrower shall be and remain enforceable only against such Borrower and shall not be enforceable against the Lender. Notwithstanding any provision hereof to the contrary, the Borrowers shall at all times remain liable to observe and perform all of their respective duties and obligations under the Assigned Contracts and the Lender's exercise of any of its rights with respect to the Collateral shall not release either Borrower from any of such duties and obligations. The Lender shall not be obligated to perform or fulfill any of the Borrower's duties or obligations under the Assigned Contracts or to make any payment thereunder or to make any inquiry as to the nature or sufficiency of any payment or Property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or payment of any amounts due.

          7.14   Documents, Instruments, and Chattel Paper. Documents, The
                 -----------------------------------------
Borrowers represent and warrant to the Lender that: (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine; and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the relevant Borrower free and clear of all Liens other than Permitted Liens.

          7.15   Right to Cure. The Lender may, in its sole discretion and at
                 -------------
any time, pay any amount or do any act required of a Borrower hereunder to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, and which such Borrower fails to pay or do, including, without limitation, payment of any judgment against such Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral.
All payments that the Lender makes under this Section 7.15 and all out-of-pocket
                                              ------------
costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to such Borrower's loan account as a Reference Rate Loan. Any payment made or other action taken by the Lender under this Section 7.15 shall be without prejudice to any right to assert an Event of
     ------------
Default hereunder and to proceed thereafter as herein provided.

          7.16   Power of Attorney. Each Borrower hereby appoints the Lender and
                 -----------------
the Lender's designees as such Borrower's attorney, with power: (a) to endorse such Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession; (b) to sign such Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to Account Debtors; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of such Borrower's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to such Borrower;
(d) to send requests for verification of Accounts to Account Debtors; and (e) to do all things necessary to carry out this Agreement. The Borrowers ratify and approve all acts of such attorney. Neither the Lender nor the attorney shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

          7.17   Lender's Rights, Duties, and Liabilities. Lender's Rights, The
                 ----------------------------------------
Borrowers assume all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. Neither the Lender nor any of its officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, for any act or failure to act with respect to the Collateral, for any loss or damage thereto, for any diminution in the value thereof, or for any act of default of any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrowers' sole risk. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release either Borrower from any of the Obligations. The Lender may (but shall not be required to), without notice to or consent from the Borrowers, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrowers for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and either Borrower.

   8.     BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.
          -------------------------------------------------
          8.1    Books and Records. The Borrowers shall maintain, at all times,
                 -----------------
correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. The Borrowers shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrowers shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require, including, without limitation, records of: (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

          8.2    Financial Information. The Borrowers shall promptly furnish to
                 ---------------------
the Lender or its agents all such financial information as the Lender shall reasonably request. Without limiting the foregoing, Trend-Lines and its Subsidiaries shall furnish to the Lender, in such detail as the Lender shall request, the following:

          (a) As soon as available, but in any event not later than 90 days after the close of each Fiscal Year, consolidated and consolidating unaudited balance sheets, and statements of income and expense, retained earnings, and changes in financial position and stockholders equity for Trend-Lines and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Trend-Lines and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope by independent certified public accountants selected by Trend-Lines and reasonably satisfactory to the Lender.

          (b) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of Trend-Lines and its consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and changes in financial position for Trend-Lines and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of Trend-Lines and its consolidated Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a). Such statements shall
                                          --------------
be certified to be correct by the chief financial or accounting officer of Trend-Lines, subject to normal year-end adjustments.

          (c) As soon as available, but in any event not later than 30 days after the end of each month, consolidated and consolidating unaudited balance sheets of Trend-Lines and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expenses for Trend-Lines and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of Trend-Lines and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a), along
                                                           --------------
with a calculation of the Fixed Charges Ratio for the Rolling Period as of such month end. Such statements shall be certified to be correct by the chief financial or accounting officer of Trend-Lines, subject to normal year-end adjustments.

          (d) With each of the audited Financial Statements delivered pursuant to Section 8.2(a), a certificate of the independent certified public accountants
   --------------
that examined such statements to the effect that they have reviewed and are familiar with the Loan Documents and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted an Event or Event of Default, except for those, if any, described in reasonable detail in such certificate.

          (e) With each of the annual audited and quarterly unaudited Financial Statements delivered pursuant to Sections 8.2(a) and 8.2(b), a certificate of
                                 ---------------     ------
the chief executive or chief financial officer of Trend-Lines (i) setting forth in reasonable detail the calculations required to establish that Trend-Lines was in compliance with its covenants set forth in Sections 10.20 through 10.28 during the period covered in such Financial Statements, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete as at the date of such certificate as if made at such time, (B) no Event or Event of Default then exists or existed during the period covered by such Financial Statements and
(iii) describing and analyzing in reasonable detail all material trends, changes and developments in such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, that a covenant has not been complied with, or that an Event or Event of Default existed or exists, such certificate shall set forth what action the relevant Borrower has taken or proposes to take with respect thereto.

          (f) No sooner than 90 days and no later than 30 days prior to the beginning of each Fiscal Year, consolidated and consolidating projected balance sheets, statements of income and expense, and statements of cash flow for Trend-Lines and its Subsidiaries as at the end of and for each month of such Fiscal Year.

          (g) Within 45 days after the end of each fiscal quarter, a report of the Capital Expenditures of Trend-Lines and its Subsidiaries for such quarter and a statement of cash flow for Trend-Lines and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such quarter, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a).
                                --------------

          (h) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which Trend-Lines makes available to its stockholders.

          (i) Promptly after filing with the PBGC, DOL, or IRS, a copy of each annual report or other reasonably material filing or notice filed with respect to each Plan of Trend-Lines or any ERISA Affiliate and, within 10 days (in conjunction with its reporting under Section 7.8) after the end of each month, a list of all other filings and notices so filed.

          (j) Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of Trend-Lines or any Subsidiary, including, without limitation, projections of future operations on both a consolidated and consolidating basis.

    8.3         Notices to Lender. The Borrowers shall notify the Lender in
                -----------------
writing of the following matters at the following times:

          (a) Promptly, but in no event later than three Business Days, after becoming aware of the existence of any Event or Event of Default.

          (b) Promptly, but in no event later than three Business Days, after becoming aware that the holder of any capital stock of a Borrower or of any Debt has given notice or taken any action with respect to a claimed default.

          (c) Promptly, but in no event later than three Business Days, after becoming aware of any material adverse change in a Borrower's Property, business, operations, or condition (financial or otherwise).

          (d) Promptly, but in no event later than three Business Days, after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which could be projected reasonably to result in the Borrowers, either individually or collectively, having to pay $1 million or more.

          (e) Promptly, but in no event later than three Business Days, after becoming aware of any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting a Borrower or any of its Subsidiaries.

          (f) Promptly, but in no event later than three Business Days, after becoming aware of any violation of any law, statute, regulation, or ordinance of a Public Authority applicable to a Borrower, any Subsidiary, or their respective Properties which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or a Borrower's Property, business, operations, or condition (financial or otherwise).

          (g) Promptly, but in no event later than three Business Days, after becoming aware of any violation by a Borrower of Environmental Laws or immediately upon receipt of any notice that a Public Authority has asserted that a Borrower is not in compliance with Environmental Laws or that its compliance is being investigated.

                 (h) Thirty days prior to a Borrower's changing its name.

                 (i) Promptly, but in no event later than three Business Days, after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after a Borrower's receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by a Borrower to any Pension Plan to which such Borrower was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or a Borrower's or an ERISA Affiliate's compliance with ERISA, which may materially and adversely affect a Borrower's Property, business, operations, or condition (financial or otherwise).

Each notice given under this Section 8.3 shall describe the subject matter
                             -----------
thereof in reasonable detail and shall set forth the action that the relevant Borrower has taken or proposes to take with respect thereto.

   9.     GENERAL WARRANTIES AND REPRESENTATIONS.
          ---------------------------------------

          The Borrowers jointly and severally continuously warrant and represent to the Lender, at all times during the term of this Agreement and until all Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Lender in writing:

          9.1    Authorization, Validity, and Enforceability of this Agreement
                 -------------------------------------------------------------
and the Loan Documents. Each Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. Each Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with each Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by each Borrower party thereto and each constitutes the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms without defense, setoff, or counterclaim. Each Borrower's execution, delivery, and performance of this Agreement and such other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of any Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which any Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to such Borrower or any of its Subsidiaries, or (c) the corporate charter or By-Laws of such Borrower or any of its Subsidiaries.

          9.2    Validity and Priority of Security Interest.  The provisions of
                 -------------------------------------------
this Agreement, the Mortgages, and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor, and, when the Mortgages have been recorded in the places indicated in Schedule 9.2, such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral except for the Permitted Liens identified in Section 7.4, securing the Obligations, and enforceable against each Borrower and all third parties.

          9.3    Organization and Qualification.  Each Borrower: (a) is duly
                 ------------------------------
incorporated and organized and validly existing in good standing under the laws of Massachusetts; (b) is qualified to do business as a foreign corporation and is in good standing in each State in which qualification is necessary in order for it to own or lease its Property and conduct its business; and (c) has all requisite power and authority to conduct its business and to own its Property.

          9.4    Corporate Name; Prior Transactions.  Neither of the Borrowers
                 ----------------------------------
has during the five years ending on the Closing Date been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business, except as set forth on Schedule 9.4.
                ------------

          9.5    Subsidiaries and Affiliates.  Schedule 9.5 is a correct and
                 ---------------------------   ------------
complete list of the name and relationship to Trend-Lines of each and all of Trend-Lines' Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 9.5, and (b) qualified to do
                                           ------------
business as a foreign corporation and in good standing in the states set forth opposite its name on Schedule 9.5, which are the only states in which such
                     ------------
qualification is necessary in order for it to own or lease its Property and conduct its business. Post Tool is a wholly-owned subsidiary of Trend-Lines.

          9.6    Financial Statements and Projections.
                 ------------------------------------

                 (a) Trend-Lines has delivered to the Lender the audited balance sheet and related statements of income, retained earnings, changes in financial position, and changes in stockholders equity for Trend-Lines as of March 2, 1996 and for the Fiscal Year then ended, accompanied by the report thereon of Trend-Lines' independent certified public accountants, Arthur Andersen LLP. Trend-Lines has also delivered to the Lender the unaudited balance sheet and related statements of income and changes in financial position for Trend-Lines, as at [May 31,] 1996 and for the three months then ended. Such financial statements are attached hereto as Exhibit B-4. All such financial statements have been prepared in
          -----------
accordance with GAAP and present accurately and fairly Trend-Lines' financial position as at the dates thereof and its results of operations for the periods then ended.

                 (b) The Latest Projections represent Trend-Lines' best estimate of Trend-Lines' future financial performance for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which Trend-Lines believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

          9.7    Capitalization.  The only Persons who own beneficially (as such
                 --------------
term is used under the securities laws of the United States) 10% or more of any class of stock or the voting power of Trend-Lines are Stanley Black and his spouse, together with certain entities controlled by Mr. Black and his spouse. Trend-Lines owns beneficially and of record 100% of all classes of stock of Post Tool.

          9.8    Solvency.  Each Borrower is Solvent prior to and after giving
                 --------
effect to the making of each Revolving Loan and the issuance of Letters of Credit.

          9.9    Debt.  Neither Borrower has any Debt, except (a) the
                 ----
Obligations, (b) Debt set forth in the most recent Financial Statements delivered to the Lender, or the notes thereto, (c) trade payables and other contractual obligations arising in the ordinary course of business since the date of such Financial Statements, and (d) Debt incurred since the date of such Financial Statements to finance Capital Expenditures permitted hereby.

          9.10   Distributions.  Since March 2, 1996, no Distribution has been
                 -------------
declared, paid, or made upon or in respect of any capital stock or other securities of Trend-Lines.

          9.11   Title to Property.  Except for Property which either Borrower
                 -----------------
leases, each Borrower has good and marketable title in fee simple (subject to Permitted Liens) to the Premises indicated on Schedule 9.13 belonging to it and good, indefeasible, and merchantable title to all of its other Property, including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Lender, except as disposed of since the date thereof in the ordinary course of business.

          9.12   Adequate Assets.  Each Borrower possesses adequate assets for
                 ---------------
the conduct of its business.

          9.13   Real Property; Leases.  Schedule 9.13 is a correct and complete
                 ---------------------   -------------
list of all real property owned by either Borrower, all leases and subleases of real or personal property by either Borrower as lessee or sublessee, and all leases and subleases of real or personal property by either Borrower as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no material default by any party to any such lease or sublease exists.

          9.14   Proprietary Rights.   Schedule 9.14 is a correct and complete
                 ------------------    -------------
list of each Borrower's Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on
Schedule 9.14. None of the Proprietary Rights infringes on or conflicts with any
-------------
other Person's Property, and no other Person's Property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on
Schedule 9.14 as belonging to a Borrower constitute all of the Property of such
-------------
type necessary to the current and anticipated future conduct of such Borrower's business.

          9.15   Trade Names and Terms of Sale.  All trade names or styles under
                 ------------------------------
which either Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule
                                                                      --------
9.15.
----

          9.16   Litigation.  Except as set forth on Schedule 9.16, there is no
                 ----------                          -------------
pending or, to the best of either Borrower's knowledge, threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or either Borrower's Property, business, operations, or condition (financial or otherwise).

          9.17   Restrictive Agreements.  Neither Borrower is a party to any
                 ----------------------
contract or agreement, and neither is subject to any charter or other corporate restriction, which affects such Borrower's ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects such Borrower's Property, business, operations, or condition (financial or otherwise).

          9.18   Labor Disputes.  Except as set forth on Schedule 9.18:
                 --------------                          -------------
(a) there is no collective bargaining agreement or other labor contract covering employees of either Borrower or any of its Subsidiaries; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of either

Borrower or any of its Subsidiaries or for any similar purpose; and (d) there is no pending or, to the best of either Borrower's knowledge, threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting either Borrower or any of its Subsidiaries or their respective employees.

          9.19   Environmental Laws.
                 ------------------

                 (a) Each Borrower has complied in all material respects with all Environmental Laws applicable to its Premises and business, and neither Borrower nor any of its present Premises or operations, nor its past property or operations, is subject to any enforcement order from or liability agreement with any Public Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                 (b) Each Borrower has obtained all permits necessary for its current operations under Environmental Laws, all such permits are in good standing, and each Borrower is in compliance with all terms and conditions of such permits.

                 (c) Neither Borrower, nor, to the best of such Borrower's knowledge, any of its predecessors in interest has stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law.

                 (d) Neither Borrower has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                 (e) None of the present or past operations of either Borrower is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                 (f) There is not now, nor to the best of either Borrower's knowledge has there ever been, on or in the Premises:

                     (i) any underground storage tanks or surface impoundments,

                     (ii)  any asbestos containing material, or

                     (iii) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment.

                 (g) Neither Borrower has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

                 (h) Neither Borrower has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on such Borrower with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                     (i) None of the products manufactured, distributed or sold by either Borrower contains asbestos material.

                 (j) No Environmental Lien has attached to any Premises of either Borrower.

          9.20   No Violation of Law.  Neither Borrower is in violation of any
                 -------------------
law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or such Borrower's Property, business, operations, or condition (financial or otherwise).

          9.21   No Default.  Neither Borrower is in default with respect to any
                 ----------
note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Borrower is a party or bound, which default could reasonably be expected to materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or such Borrower's Property, business, operations, or condition (financial or otherwise).

          9.22   ERISA Compliance.
                 ----------------

                 (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of Trend-Lines, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                 (b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or actions by any Public Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on either Borrower's business or operations. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on either Borrower's business or operations.

                 (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded pension liability; (iii) neither a Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither a Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or
Section 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither a Borrower nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or Section 4212(c) of ERISA.

          9.23   Taxes.  Each Borrower and its Subsidiaries have file all tax
                 -----
returns and other reports required to be filed and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are otherwise due and payable.

          9.24   Use of Proceeds.  None of the transactions comtemplated in this
                 ---------------
Agreement (including, without limitation, the use of proceeds from the Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G,T,U and X of the Board of Governors of the Federal Reserve System, 12 CFR, Chapter II. Except as permitted by Section 10.28, (a) neither Borrower owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation U or G and (b) none of the proceeds of the loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

          9.25   Private Offerings.  Neither Borrower has, directly or
                 -----------------
indirectly, offered the Loans for sale to, or solicited offers to buy part thereof from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than the Lender. Each Borrower hereby agrees that neither it nor anyone acting on its behalf has offered or will offer the Loans or any part thereof or any similar securities for issue or sale to or solicit any offer to acquire any of the same from anyone so as to bring the issuance thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

          9.26   Broker's Fees.  No Person is entitled to any brokerage or
                 -------------
finder's fee with respect to the transactions described in this Agreement.

          9.27   No Material Adverse Change.  No material adverse change has
                 --------------------------
occurred in either Borrower's Property, business, operations, or conditions (financial or otherwise) since the date of the Financial Statements delivered to the Lender.

          9.28   Disclosure.  Neither this Agreement nor any document or
                 -----------
statement furnished to the Lender by or on behalf of either Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

   10.    AFFIRMATIVE AND NEGATIVE COVENANTS.  The Borrowers covenant jointly
          ----------------------------------
and severally that, so long as any of the Obligations remains outstanding or this Agreement is in effect:

          10.1   Taxes and Other Obligations.  Trend-Lines and each of its
                 ---------------------------
Subsidiaries shall: (a) file when due all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all Taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, that Trend-Lines and its Subsidiaries need not pay any tax,
--------  -------
fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued.

          10.2   Corporate Existence and Good Standing.  Trend-Lines and each of
                 -------------------------------------
its Subsidiaries shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

          10.3   Compliance with Law and Agreements.  Trend-Lines and each of
                 ----------------------------------
its Subsidiaries shall comply with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

          10.4   Maintenance of Property and Insurance.  Trend-Lines and each of
                 -------------------------------------
its Subsidiaries shall: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) in addition to the insurance required by Section 7.7, maintain
                                                           -----------
with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender, at its request, as additional insured under each such policy.

          10.5   Environmental Laws.  Trend-Lines and each of its Subsidiaries
                 ------------------
shall conduct its business in full compliance with all Environmental Laws applicable to it, including, without limitation, those relating to Trend-Lines' generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. Trend-Lines shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Lender on such response. Without limiting the generality of the foregoing, whenever a Borrower gives notice to the Lender pursuant to Section 8.3(g) Trend-
                                                           --------------
Lines shall, at the Lender's request and Trend-Lines' expense: (a) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where Trend-Lines' noncompliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Lender a supplemental report of such engineer whenever the scope of the environmental problems, or Trend-Lines' response thereto or the estimated costs thereof, shall change.

          10.6   ERISA.  Trend-Lines and each of its Subsidiaries shall cause
                 -----
each Plan, which has been designated to be so, to be qualified within the meaning of Section 401(a) of the Code and to be administered in all respects in compliance with Section 401(a) of the Code. Trend-Lines and each of its Subsidiaries shall cause each Plan to be administered in all respect in compliance with ERISA.

          10.7   Mergers, Consolidations, Acquisitions, or Sales.  Neither
                 -----------------------------------------------
Trend-Lines nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except, in the ordinary course of business, sales of Inventory, obsolete or worn-out Equipment, or Equipment which is no longer necessary for the conduct of its business.

          10.8   Distributions; Capital Changes.  Neither Trend-Lines nor any of
                 ------------------------------
its Subsidiaries shall: (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to Trend-Lines by a Subsidiary wholly-owned by Trend-Lines; or (b) make any change in its capital structure which could adversely affect the repayment of the Obligations.

          10.9   Transactions Affecting Collateral or Obligations.  Neither
                 ------------------------------------------------
Trend-Lines nor any of its Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral or either Borrower's ability to repay the Obligations.

          10.10  Guaranties.  Neither Trend-Lines nor any of its Subsidiaries
                 ----------
shall make, issue, or become liable on any Guaranty, except Guaranties in favor of the Lender and endorsements of instruments for deposit.

          10.11  Debt.  Neither Trend-Lines nor any of its Subsidiaries shall
                 ----
incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; and (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached as Exhibit B-l.
                                                  -----------

          10.12  Prepayment.  Neither Trend-Lines nor any of its Subsidiaries
                 ----------
shall voluntarily prepay any Debt, except the Obligations in accordance with their terms.

          10.13  Transactions with Affiliates.  Except as set forth below,
                 ----------------------------
neither Trend-Lines nor any of its Subsidiaries shall: sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any Property of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, Trend-Lines and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business in amounts and upon terms fully disclosed to the Lender and no less favorable to Trend-Lines or such Subsidiary than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate.

          10.14  [Intentionally Left Blank].
                 --------------------------

          10.15  Business Conducted.  Trend-Lines and its Subsidiaries shall not
                 ------------------
engage, directly or indirectly, in any line of business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date.

          10.16  Liens.  Neither Trend-Lines nor any of its Subsidiaries shall
                 -----
create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

          10.17  Sale and Leaseback Transactions.  Neither Trend-Lines nor any
                 -------------------------------
of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for Trend-Lines or a Subsidiary to lease or rent Property that Trend-Lines or a Subsidiary has or will sell or otherwise transfer to such Person; provided, however, that the Borrowers may enter into sale and
                --------  -------
leaseback transactions in the ordinary course of the Borrowers' business as conducted on the Closing Date (i) with respect to Borrowers' Equipment which does not exceed $1,000,000 in aggregate in any Fiscal Year and (ii) with respect to the Seabrook Premises.

          10.18  New Subsidiaries.  Trend-Lines shall not, directly or
                 ----------------
indirectly, organize or acquire any Subsidiary other than those listed on
Schedule 10.18.
--------------

          10.19  Restricted Investments.  Neither Trend-Lines nor any of its
                 ----------------------
Subsidiaries shall make any Restricted Investment.

          10.20  Capital Expenditures.  Neither Trend-Lines nor any of its
                 --------------------
any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Trend-Lines and its Subsidiaries (a) during the Fiscal Year ending in February 1997 would exceed $4,000,000, (b) during the Fiscal Year ending in February 1998 would exceed $5,250,000, or (c) during the Fiscal Year ending in February 1999 would exceed $6,500,000, provided however, that, if all or a portion of the amount of Capital Expenditures permitted during any Fiscal Year is not expended, such amount may be expended during the following Fiscal Year.

          10.21  [Intentionally Left Blank].
                 --------------------------

          10.22  Interest Coverage Ratio.  For the fiscal quarters indicated
                 -----------------------
below, Trend-Lines on a consolidated basis shall maintain an Interest Coverage Ratio, determined as of the last day of such fiscal quarter, of not less than the amount set forth below:

                                                                Ratio
                                                                -----

          First Quarter    1996                                 0.83:1
          Second Quarter   1996                                 0.80:1
          Third Quarter 1996                                     1.1:1

Thereafter, Trend-Lines on a consolidated basis shall maintain an Interest Coverage Ratio, determined as of the last day of each fiscal quarter set forth below for the preceding four fiscal quarters ending on such last day, of not less than the amount set forth below:

                                                                 Ratio
                                                                 -----

          4th Quarter  1996                                      1.40:1
          1st Quarter    1997                                    1.40:1
          2nd Quarter  1997                                      1.40:1
          3rd Quarter  1997                                      1.45:1
          4th Quarter  1997 and each fiscal quarter              1.50:1
                         thereafter

          10.23  Intentionally Left Blank.
                 ------------------------

          10.24  Intentionally Left Blank.
                 ------------------------

          10.25  Intentionally Left Blank.
                 ------------------------

          10.26  Intentionally Left Blank.
                 ------------------------

          10.27              Adjusted Tangible Net Worth.  Trend-Lines on a
                             ---------------------------
consolidated basis shall maintain Adjusted Tangible Net Worth, determined as of the last day of each fiscal month indicated below, of not less than the following amounts:


                                                        Net Worth
                                                        ---------
     1st Fiscal Month    1996                                  $38,000,000
     2nd Fiscal Month    1996                                   38,000,000
     3rd Fiscal Month    1996                                   38,000,000
     4th Fiscal Month    1996                                   38,000,000
     5th Fiscal Month    1996                                   38,000,000
     6th Fiscal Month    1996                                   38,000,000
     7th Fiscal Month    1996                                   38,000,000
     8th Fiscal Month    1996                                   38,000,000


                                                         Net Worth
                                                         ---------
     9th Fiscal Month    1996                                    39,000,000
     10th Fiscal Month   1996                                    39,000,000
     11th Fiscal Month   1996                                    39,000,000
     12th Fiscal Month   1996                                    39,000,000
     1st Fiscal Month    1997                                    39,000,000
     2nd Fiscal Month    1997                                    39,000,000
     3rd Fiscal Month    1997                                    39,000,000
     4th Fiscal Month    1997                                    39,000,000
     5th Fiscal Month    1997                                    39,000,000
     6th Fiscal Month    1997                                    39,000,000
     7th Fiscal Month    1997                                    39,000,000
     8th Fiscal Month    1997                                    39,000,000
     9th Fiscal Month    1997                                    40,000,000
     10th Fiscal Month   1997                                    40,000,000
     11th Fiscal Month   1997                                    40,000,000
     12th Fiscal Month   1997                                    40,000,000
     1st Fiscal Month    1998                                    40,000,000
     2nd Fiscal Month    1998                                    40,000,000
     3rd Fiscal Month    1998                                    40,000,000
     4th Fiscal Month    1998                                    40,000,000
     5th Fiscal Month    1998                                    40,000,000
     6th Fiscal Month    1998                                    40,000,000
     7th Fiscal Month    1998                                    40,000,000
     8th Fiscal Month    1998                                    40,000,000
     9th Fiscal Month    1998 and each fiscal month              41,000,000
                         thereafter

          10.28  Buy-Back of Common Stock.  Notwithstanding the provisions of
                 ------------------------
Sections 9.24, 10.8, and 10.19, at any time and from time to time Trend-Lines shall be permitted to repurchase or redeem stock (a "buy-back"), provided that, at the time of any such buy-back, (a) the total cost of all buy-backs from the Closing Date to the date of completion of any such buy-back shall not exceed $4,000,000, (b) no accounts payable by either Borrower shall be more than 30 days past due, (c) after giving effect to such buy-back, the Borrowers' aggregate remaining Availability is not less than $10,000,000 (d) no Event or Event of Default shall exist at the time of such buy-back or after giving effect thereto and (e) Trend-Lines shall have provided Lender with at least three (and not more than five) days prior written notice, which notice shall include a statement as to the amount of such buy-back, the total of all buy-backs after giving effect to such buy-back, a statement that no account payable of the Borrowers is more than 30 days past due and that no Event or Event of Default exists as of the date thereof before or after giving effect to such buy-back.

          10.29  Post-Closing Matters.  Within (i) 60 days after the Closing
                 --------------------
Date, the Lender shall have received with respect to each real property on which Inventory is located against which Inventory the relevant lessor may assert a statutory, common law, or contractual lien (as reasonably determined by the Lender), (A) a copy of a current and legally valid, binding and enforceable lease agreement containing a waiver with respect to such lien in form and substance satisfactory to the Lender or (B) a waiver of such lien in form and substance satisfactory to the Lender, provided, however, that the failure of
                                                -------
either Borrower to comply with this Section 10.29(i) shall not constitute an Event or Event of Default but the Lender may, in its sole and absolute discretion, establish a Rental Reserve with respect to the relevant property until such time as the Lender receives such waiver and (ii) 30 days after the Closing Date the Lender shall have received the Seabrook Mortgage and a current ALTA form of mortgage title insurance policy from a company, and in form and substance, acceptable to the Lender, insuring the lien of the Seabrook Mortgage as a first Lien on the Seabrook Premises in such amounts and subject only to such exceptions and exclusions as are acceptable to the Lender and insuring unconditionally against all possible contractors', suppliers' and mechanics' lien claims, such commitment to contain a complete copy of each easement, restriction, limitation, or condition of title which is referred to therein that burdens or benefits the Seabrook Premises.

          10.30  Further Assurances.  The Borrowers shall execute and deliver,
                 ------------------
or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

     11.  CLOSING; CONDITIONS TO CLOSING.  The Lender shall not be obligated to
          ------------------------------
make the initial Loans or to obtain any Letters of Credit on the Closing Date, unless the following conditions precedent have been satisfied in a manner satisfactory to the Lender:

          11.1 Conditions Precedent to Making of Loans on the Closing Date.
               ------------------------------------------------------------

               (a) Representations and Warranties; Covenants.  The Borrowers'
                   -----------------------------------------
representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete and the Borrowers shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with.

               (b) Delivery of Documents.  The Borrowers shall have delivered,
                   ---------------------
or caused to be delivered, to the Lender such documents, instruments, agreements, financing statements, consents, evidence of corporate authority, certificates, landlord and/or mortgagee waivers, insurance certificates and loss payee endorsements, opinions of counsel and other writings and covenants as the Lender shall request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance satisfactory to the Lender and its counsel.

               (c)  [Intentionally Left Blank].
                    --------------------------

               (d)  [Intentionally Left Blank].
                    -------------------------

               (e)  Termination of Liens.  The Lender shall have received duly
                    --------------------
executed UCC-3 Termination Statements and other instruments, in form and substance satisfactory to the Lender, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens.

               (f)  [Intentionally Left Blank].
                    --------------------------

               (g)  Environmental Compliance.  The Lender shall have received
                    ------------------------
copies of any environmental reports previously obtained or received by the Borrowers relating to the Seabrook Premises.

               (h)  Facility Fee.  The Borrowers shall have paid in full the
                    ------------
Facility Fee.

               (i)  Payment of Fees and Expenses.  The Borrowers shall have
                    ----------------------------
paid all fees and expenses of the Lender's outside counsel, Williams & Harris, and all other fees and expenses of the Lender incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

               (j)  Required Approvals.  The Lender shall have received
                    ------------------
certified copies of all consents or approvals of any Public Authority or other Person which the Lender determines is required in connection with the transactions contemplated by this Agreement.

               (k)  No Material Adverse Change.  There shall have occurred no
                    --------------------------
material adverse change in Trend-Lines' business, operations, profits, prospects or financial condition or in the Collateral since March 2, 1996, and the Lender shall have received a certificate of Trend-Lines' chief executive officer to such effect. In no event shall Trend-Lines' net income for the first fiscal quarter of the fiscal year ending March 1, 1997 be negative.

               (l)  Proceedings.  All proceedings to be taken in connection
                    -----------
with the transactions contemplated by this Agreement, and all documents contemplated in connection herewith, shall be satisfactory in form and substance to the Lender and its counsel.

               (m) Excess Availability.  After taking into account the Revolving
                   -------------------
Loans and the Letters of Credit to be made or issued on the Closing Date and after deducting the amount of the Borrowers' accounts payable more than 30 days past due, the Borrowers' aggregate remaining Availability shall be at least $4,000,000.

               (n) Release From Prior Lender.  Trend-Lines shall have received a
                   -------------------------
release and termination of the financing arrangements between Trend-Lines and the Prior Lender, satisfactory in form, scope and substance to the Lender, from the Prior Lender with respect to the Existing Debt.

          11.2 Conditions Precedent to Each Loan.  The obligation of the Lender
               ---------------------------------
to make each Loan or to provide for the issuance of any Letter of Credit shall be subject to the conditions precedent that on the date of any such extension of credit the following statements shall be true, and the acceptance by either Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (a) and (b), with the same effect as the delivery to the Lender of a certificate signed by the chief executive officer and chief financial officer of Trend-Lines, dated the date of such extension of credit, stating that:

               (a) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent that the Lender has been notified by Trend-Lines that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty; and

               (b) No Event or Event of Default has occurred and is continuing or would result from such extension of credit.

     12.  DEFAULT; REMEDIES.
          -----------------

          12.1 Events of Default.  It shall constitute an event of default
               -----------------
("Event of Default") if any one or more of the following shall occur for any
  ----------------
reason:

               (a) failure to make payment of principal, interest, fees or premium on any of the Obligations when due;

                (b) any representation or warranty made or deemed made by either Borrower in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by either Borrower or any Subsidiary at any time to the Lender shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished;

                (c) the Borrowers shall (i) fail to comply with any of the covenants set forth in Article 10 (other than Sections 10.1, 10.2, 10.3, 10.4,
10.5 or 10.6) or Article 8 or (ii) fail to comply with any of the covenants set forth in Sections 10.1, 10.2, 10.5 or 10.6 if such failure shall have existed for more than 30 (or 10 days for Section 10.4) after the date that such Borrower discovers, or reasonably should have discovered, such failure; provided,
                                                               --------
however, that, to the extent that any covenant in Article 8 specifies the number
-------
of days within which a Borrower must comply with any reporting requirement therein, such failure shall have existed for the number of days specified in such covenant plus five days.

                (d) except as provided in Section 12.1(c), default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement, the Mortgages, the other Loan Documents, or any other agreement entered into at any time to which either Borrower and the Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender or any event of default as defined therein shall occur.

                (e) default shall occur in the payment of any principal or interest on any indebtedness for borrowed money (other than the Obligations) beyond any period of grace provided with respect thereto;

                (f) Trend-Lines or any Subsidiary shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                (g) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of Trend-Lines' or any Subsidiary's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition, action or proceeding shall not be dismissed within 60 days from such filing or commencement, provided that the Lender shall have no obligation to make any Revolving Loans or obtain any Letters of Credit during such 60-day grace period;

                (h) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for Trend-Lines or any Subsidiary or for all or any part of their Property shall be appointed involuntarily; or a warrant of attachment, execution or similar process shall be issued against any part of the Property of Trend-Lines or any Subsidiary and such waiver, execution or process shall not be released or fully bonded within 30 days of its issuance, provided that the Lender shall have no obligation to make any Revolving Loans or obtain any Letters of Credit during such 30-day grace period;

                (i) Trend-Lines or any Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                (j) all or any part of the Property of either Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of either Borrower shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                (k) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

                (l) one or more final judgments for the payment of money aggregating in excess of $500,000 (whether or not covered by insurance) shall be rendered against Trend-Lines or any Subsidiary and Trend-Lines or such Subsidiary shall fail to discharge the same within 30 days from the date of notice of entry thereof or to appeal therefrom;

                (m) any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) materially and adversely affects the operation of either Borrower's business or (ii) is material in amount and is not adequately covered by insurance;

                (n) Trend-Lines shall cease to own 100% of the voting stock of Post Tool or any person other than Stanley Black and his Affiliates shall own more than 50% of the voting stock of Trend-Lines or have the power to control (such term having the meaning given to it in the definition of Affiliate herein) the Board of Directors of Trend-Lines.

                (o) any event or condition shall occur or exist with respect to a Plan that could, in the Lender's reasonable judgment, subject Trend-Lines or any Subsidiary to any tax, penalty or liability under ERISA, the Code or otherwise which in the aggregate is material in relation to the business, operations, Property or financial or other condition of either Borrower; or

                (p) there occurs any material adverse change in either Borrower's Property, business, operations, or condition (financial or otherwise).

     13.  REMEDIES.
          ---------

          (a) If an Event of Default exists, the Lender may, without notice to or demand on either Borrower, do one or more of the following at any time or times and in any order: (i) reduce the Availability or one or more of the elements thereof; (ii) restrict the amount of or refuse to make Revolving Loans and restrict or refuse to arrange for Letters of Credit; (iii) terminate this Agreement; (iv) declare any or all Obligations to be immediately due and payable (provided however that, upon the occurrence of any Event of Default described in any of Sections 12.1(e), 12.1(f), 12.1(g), and 12.1(h), all Obligations shall automatically become immediately due and payable); and (v) pursue its other rights and remedies under the Loan Documents and applicable law.

          (b) If an Event of Default exists: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on either Borrower's premises, at no cost to Lender, or remove any part of it to such other place or places as the Lender may desire, or a Borrower shall, upon the Lender's demand, at such Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrowers agree that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the relevant Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five days prior to such action to the Borrower's address specified in or pursuant to Section 15.11. If any
                                                      -------------
Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to either Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrowers irrevocably waive: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrowers agree that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including, without limitation, attorneys' fees and second, in whatever order the Lender elects, to all Obligations. The Lender will return any excess to relevant Borrower or such other Person as shall be legally entitled thereto and the Borrowers shall remain liable for any deficiency.

          (c) If an Event of Default occurs, the Borrowers hereby waive (i) all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing, and (ii) all rights of set-off and counterclaim against Lender.

          (d) If the Lender terminates this Agreement upon an Event of Default, the Borrower shall pay the Lender, immediately upon termination, an early termination penalty equal to the early termination fee that would have been payable under Section 14 if this Agreement had been terminated on that
                   ----------
date pursuant to the Borrowers election.

     14.  TERM AND TERMINATION.  This Agreement shall expire on the Stated
          ---------------------
Termination Date unless terminated or automatically extended as provided in this Section. This Agreement shall automatically be renewed thereafter for successive one-year terms, unless this Agreement is terminated as provided below. The Lender and the Borrowers shall have the right to terminate this Agreement, without premium or penalty, at the end of the initial term or at the end of any renewal term by giving the other written notice not less than 60 days prior to the end of such term by registered or certified mail. The Borrowers may also terminate this Agreement at any time during its initial term or any successive renewal term if: (a) they give the Lender 60 days' prior written notice of termination by registered or certified mail; (b) they pay and perform all Obligations on or prior to the effective date of termination; and (c) they pay the Lender, on or prior to the effective date of termination, $800,000 (the "Termination Fee") if such termination is made on or prior to the first Anniversary Date. The Lender may also terminate this Agreement without notice upon an Event of Default, provided, however, that no Termination Fee shall be due as a result of such a termination. Upon the effective date of termination of this

Agreement for any reason whatsoever, all Obligations shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).

     15.  MISCELLANEOUS.
          --------------

          15.1       Cumulative Remedies; No Prior Recourse to Collateral.
                     ----------------------------------------- ----------
The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrowers or either of them to collect the Obligations without any prior recourse to the Collateral.

          15.2       No Implied Waivers.  No act, failure or delay by the Lender
                     ------------------
shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

          15.3       Severability.  If any provision of this Agreement shall
                     ------------
be prohibited or invalid, under applicable law, it shall be in effective only to such extent, without invalidating the remainder of this Agreement.

          15.4       Governing Law.  This Agreement shall be deemed to have
                     -------------
been made in the State of New York and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

          15.5       Consent to Jurisdiction and Venue; Service of Process.
                     -----------------------------------------------------
The Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the Supreme Court of the State of New York for New York County, or in the United States District Court for the Southern District of New York, and the Borrowers consent and submit in advance to such jurisdiction and agree that venue will be proper in such courts on any such matter. The Borrowers hereby waive personal service of process and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Borrowers. Should a Borrower fail to appear or answer any summons, complaint, process or papers so served within 30 days after the mailing or other service thereof, such Borrower shall be deemed in default and an order or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

          15.6       Waiver of Jury Trial.  EACH BORROWER HEREBY WAIVES TRIAL
                     --------------------
BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN SUCH BORROWER AND THE LENDER. EACH BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

          15.7       [Intentionally Left Blank].
                     --------------------------

          15.8       Survival of Representations and Warranties. All of each
                     ------------------------------------------
Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

          15.9       Other Security and Guaranties. The Lender may, without
                     -----------------------------
notice or demand and without affecting either Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

          15.10  Fees and Expenses.10  Fees and Expenses".  The Borrowers shall
                 --------------------  ------------------
pay to the Lender on demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other

Loan Documents, including, without limitation: (a) attorneys' and paralegal's fees and disbursements of counsel to the Lender (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) ; (b) costs and expenses, including, without limitation, attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) Taxes, fees and other charges for recording the mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of either Borrower under the Loan Documents that such Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals together with an allocated charge equal to its then customary per diem fee (currently $750) per day for each auditor employed by the Lender for inspections of the Collateral and the Borrower's operations; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses, including, without limitation, attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the relevant Borrower's loan account as Reference Rate Loans.

          15.11      Notices. Except as otherwise provided herein, all
                     -------
notices, demands, and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier services, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

     If to the Lender:    BankAmerica Business Credit, Inc.
                               40 East 52nd Street
                               New York, New York  10022
                               Attention: Division Manager

     with a copy to:           Bank of America NT&SA, Legal Department
                               335 Madison Avenue
                               New York, New York 10017

                               Attention: Jerry M. Saccone

                                         - and -

                               Williams & Harris
                               20 Exchange Place, 7th Floor
                               New York, New York  10005
                               Attention:  Homer L. Harris

     If to Trend-Lines:        Trend-Lines, Inc.
                               135 American Legion Highway
                               Revere, MA  02151
                               Attention: Chief Financial Officer

     with a copy to:           Brown, Rudnick, Freed & Gesmer, PC
                               One Financial Center
                               Boston, MA 02111
                               Attention:  Howard L. Levin

     If to Post Tool:          Post Tool, Inc.
                               135 American Legion Highway
                               Revere, MA 02151
                               Attention: Chief Financial Officer

     with a copy to:           Brown, Rudnick, Freed & Gesmer, PC
                               One Financial Center
                               Boston, MA 02111
                               Attention:  Howard L. Levin
or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

          15.12      Indemnification.  EACH BORROWER HEREBY INDEMNIFIES,
                     ---------------
DEFENDS AND HOLDS LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL, ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS, OR PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR IN CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY BASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL REASONABLY INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING AND FURTHER INCLUDING, WITHOUT LIMITATION, ALL LOSSES, DAMAGES (INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL DAMAGES), EXPENSES OR LIABILITIES SUSTAINED BY THE LENDER IN CONNECTION WITH ANY ENVIRONMENTAL INSPECTION, MONITORING, SAMPLING, OR CLEANUP OF THE ENCUMBERED REAL ESTATE REQUIRED OR MANDATED BY ANY ENVIRONMENTAL LAW; PROVIDED, HOWEVER, THAT NEITHER BORROWER SHALL INDEMNIFY THE LENDER OR ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL FROM SUCH DAMAGES RESULTING FROM THEIR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against a Borrower, or by a Borrower or any other party against the Lender, which in the Lender's sole discretion makes it advisable for the Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such expenses and counsel fees shall be allowed to the Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 15.12
     -------------
may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

          15.13      Waiver of Notices.  Unless otherwise expressly provided
                     -----------------
herein, the Borrowers waive presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which they might otherwise be entitled. No notice to or demand on a Borrower which the Lender may elect to give shall entitle either Borrower to any or further notice or demand in the same, similar or other circumstances.

          15.14      Binding Effect; Assignment.  The provisions of this
                     --------------------------
Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by either Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof.

          15.15      Modification.  This Agreement is intended by the Borrowers
                     ------------
and the Lender to be the final, complete, and exclusive expression of the agreement among them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of the Lender.

          15.16      Counterparts. This Agreement may be executed in any
                     ------------
number of counterparts, and by the Lender and the Borrowers in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          15.17      Captions.  The captions contained in this
                     --------
Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

          15.18      Right of Set-Off.  Whenever an Event of Default exists,
                     ----------------
the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of either Borrower against any and all of the Obligations, whether or not then due and payable. The Lender agrees promptly to notify the relevant Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          15.19      Participating Lender's Security Interests. The Lender may,
                     -----------------------------------------
without notice to or consent by the Borrowers, grant one or more participations in the Loans to Participating Lenders. If a Participating Lender shall at any time with the Borrowers' knowledge participate with the Lender in the Loans, the Borrowers hereby grant to such Participating Lender, and the Lender and such Participating Lender shall have and are hereby given, a continuing lien on and security interest in any money, securities and other property of the Borrowers in the custody or possession of the Participating Lender, including, without limitation, the right of setoff, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the same right of setoff to the extent of such Participating Lender's participation in the Obligations under this Agreement as it would have if it were a direct lender.

          15.20      Joint and Several Liability.  The liability of the
                     ---------------------------
Borrowers for all of the Obligations shall be joint and several regardless of which Borrower actually receives loans or other extensions of credit hereunder or the amount of such loans received or the manner in which the Lender accounts for such loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Revolving Loans made to it or Letters of Credit issued for its account, and related fees, costs and expenses, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Revolving Loans made to the other Borrower hereunder or Letters of Credit issued for the account of the other Borrower hereunder, together with the related fees, costs and expenses, shall be separate and distinct obligations, all of which are primary obligations of each Borrower.

          Each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to loans or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity of enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all of any part of the Obligations of the other Borrower, (ii) the absence of any attempt to collect the Obligations from the other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
(iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to the Lender,
(iv) the failure by the Lender to
take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrower, (v) the Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Lender's claim(s) for repayment of the Obligations of the other Borrower under Section 502 of the Bankruptcy Code, or
(viii) any other circumstance which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrower.

          Each Borrower (the "First Borrower") hereby irrevocably agrees that it will not bring any "claims" (as defined in Section 101(5) of the Bankruptcy
Code) against the other Borrower to which the First Borrower is or would at any time be otherwise entitled by virtue of its obligations under this Agreement or under any of the Loan Documents, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or other similar right against the other Borrower until such time as all of the Obligations have been satisfied in full and this Agreement shall have terminated in accordance with its terms.

          Upon any Event of Default, the Lender may, at its sole election, proceed directly and at once, without notice, against either Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Lender shall be under no obligation to marshall any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                    TREND-LINES, INC.


                                    By:     /s/ Stanley D. Black
                                        --------------------------------
                                        Name:   Stanley D. Black
                                        Title:  President


                                    POST TOOL, INC.


                                    By:    /s/ Stanley D. Black
                                        --------------------------------
                                        Name:   Stanley D. Black
                                        Title:  President


                                    BANKAMERICA BUSINESS
                                    CREDIT, INC.


                                    By:     /s/ Michael Lemiszki
                                        --------------------------------
                                        Name:   Michael Lemiszki
                                        Title:  Vice President

VOTED:  To amend Articles 4 and 6 of the Amended and Restated Articles of
-----
        Organization to read in their entirety as set forth on Exhibit A attached hereto as if set forth verbatim.









The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:  n/a
                     ------------------------------.

SIGNED UNDER THE PENALTIES OF PERJURY, this 17th day of July, 1996.
                                            ----        ----    --
         /s/ Stanley D. Black          , *President.
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                   Stanley D. Black

        /s/ Howard L. Levin            , *Clerk.
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                   Howard L. Levin

*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

================================================================================

I herby approve the within Articles of Amendment, and the filing fee in the
amount of $                having been paid, said article is deemed to have been
           ---------------
filed with me this         day of                    , 19  .
                   -------        -------------------    --


Effective date:
               -----------------------------------------------------------




                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:


                    Howard I. Levin, Esquire
                 ------------------------------------------------------
                    Brown, Rudnick, Freed & Gesmer
                    One Financial Center
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                    Boston, MA  02111
                 ------------------------------------------------------